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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

TALECRIS BIOTHERAPEUTICS HOLDINGS CORP.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
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☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
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March 31, 2011

Dear Stockholder:

        You are invited to attend Talecris's Annual Meeting of Stockholders on Tuesday, May 3, 2011, at 9:00 a.m., Eastern Time, at the Rizzo Conference Center, 150 DuBose House Lane, Chapel Hill, North Carolina 27517. Registration will begin at 8:00 a.m., Eastern Time.

        Details of the business to be conducted at the Annual Meeting are included in the attached Notice of Annual Meeting of Stockholders and Proxy Statement.

        Whether or not you plan to attend in person, your vote is important and you are encouraged to vote promptly. You may vote your shares by Internet or by telephone. If you received a paper copy of the proxy card by mail, you may sign, date and return the proxy card in the enclosed envelope. If you attend the Annual Meeting, you may revoke your proxy and vote in person.

Very truly yours,
Lawrence D. Stern Chairman of the Board of Directors and Chief Executive Officer

Talecris Biotherapeutics Holdings Corp.
4101 Research Commons
79 T.W. Alexander Drive
Research Triangle Park, North Carolina 27709

March 31, 2011

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

        The 2011 Annual Meeting of Stockholders of Talecris Biotherapeutics Holdings Corp. will be held at the Rizzo Conference Center, 150 DuBose House Lane, Chapel Hill, North Carolina 27517, on Tuesday, May 3, 2011 at 9:00 a.m., Eastern Time, for the following purposes:

  1.
  To elect the three directors named in the attached Proxy Statement to hold office for a term of three years;

  2.
  To ratify the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm for the company in 2011;

  3.
  To consider and approve an advisory resolution regarding the compensation of the company's named executive officers;

  4.
  To consider and act upon an advisory vote on the frequency at which the company should include an advisory vote regarding the compensation of the company's named executive officers in its proxy statement for stockholder consideration; and

  5.
  To transact any other business that may properly come before the meeting.

        Stockholders of record at the close of business on March 11, 2011 are entitled to notice of, and to vote, on matters to be acted on at the meeting. A list of stockholders entitled to vote at the meeting will be available for inspection at our corporate offices for at least 10 days prior to the meeting, and will also be available for inspection at the meeting. For the convenience of our stockholders, stockholders may listen to the meeting by either (a) calling (800) 295-3991 (US) or (617) 614-3924 (International) and using the participant passcode 15527632; or (b) accessing the listen-only webcast available on the Internet at: http://phx.corporate-ir.net/phoenix.zhtml?p=irol-eventDetails&c=214411&eventID=3797976.

By order of the board of directors,
John F. Gaither, Jr. Secretary

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY
MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 3, 2011

        This Proxy Statement relating to the 2011 Annual Meeting of Stockholders and the Annual Report to Stockholders for the year ended December 31, 2010 are available at http://www.amstock.com/ProxyServices/ViewMaterial.asp?CoNumber=16267.

Talecris Biotherapeutics Holdings Corp.
4101 Research Commons
79 T.W. Alexander Drive
Research Triangle Park, North Carolina 27709

PROXY STATEMENT

2011 ANNUAL MEETING OF STOCKHOLDERS

        The accompanying proxy is solicited on behalf of the board of directors of Talecris Biotherapeutics Holdings Corp. (hereinafter referred to as "we," "us," "our," or the "company") for use at the 2011 Annual Meeting of Stockholders to be held on Tuesday, May 3, 2011 at 9:00 a.m., Eastern Time, at the Rizzo Conference Center, 150 DuBose House Lane, Chapel Hill, North Carolina 27517. The Rizzo Conference Center is located in the Meadowmont Village community of Chapel Hill, North Carolina off of Meadowmont Lane on DuBose House Lane. On or about March 31, 2011, we began mailing our proxy materials to stockholders. Stockholders may also vote online at www.voteproxy.com, and access our proxy materials via the Internet at http://www.amstock.com/ProxyServices/ViewMaterial.asp?CoNumber=16267.

Q.
What items will be voted on at the Annual Meeting?

A:
The following proposals will be presented for stockholder consideration and voting at the Annual Meeting:

•
To elect the three nominees named in the Proxy Statement to the board of directors;

•
To ratify the selection of PricewaterhouseCoopers LLP (hereinafter referred to as "PwC") as the independent registered public accounting firm for the company for the fiscal year ending December 31, 2011;

•
To consider and approve an advisory resolution regarding the compensation of the company's named executive officers;

•
To consider and act upon an advisory vote on the frequency at which the company should include an advisory vote regarding the compensation of the company's named executive officers in its proxy statement for stockholder consideration; and

•
To consider and act upon such other business as may properly come before the Annual Meeting.

Q.
What do I need to do to attend the Annual Meeting?

A:
Attendance at the Annual Meeting is generally limited to our stockholders and their authorized representatives. All stockholders must bring an acceptable form of identification, such as a driver's license, in order to attend the Annual Meeting in person. In addition, if you hold shares of common stock in "street name" and would like to attend the Annual Meeting, you will need to bring an account statement or other acceptable evidence of ownership of shares as of the close of business on March 11, 2011, the record date for the Annual Meeting, however, those who hold shares in "street name" cannot vote their shares at the meeting. If your shares are held in "street name" in a brokerage account by a bank, broker or by another nominee, you are considered the "beneficial owner" of those shares. As the beneficial owner of those shares, you have the right to direct your broker, bank or nominee how to vote and you also are invited to attend the Annual Meeting. However, because a beneficial owner is not the stockholder of record, you may not vote these shares in person at the meeting unless you obtain a legal proxy from the bank, broker, or nominee that holds your shares, giving you the right to vote the shares at the meeting.

Q:
Who is entitled to vote?

A:
All record holders of our common stock as of the close of business on March 11, 2011 are entitled to vote. On that day, 125,821,466 shares were issued and outstanding. Each share is entitled to one vote on each matter presented at the Annual Meeting.

Q:
Who is and is not a stockholder of record?

A:
If you hold shares of our common stock registered in your name at our transfer agent, American Stock Transfer & Trust Company, LLC (hereinafter referred to as "Amstock"), you are a stockholder of record. If you hold shares of common stock indirectly through a broker, bank, nominee, or similar institution, you are not a stockholder of record, but instead hold in "street name." If you are a stockholder of record, Amstock is sending these proxy materials to you directly. If you hold shares in "street name," these materials are being sent to you by the broker, bank or similar institution through which you hold your shares.

Q:
How do I vote?

A:
We offer registered stockholders three ways to vote, other than by attending the Annual Meeting and voting in person:

•
By Internet, following the instructions at vote online at www.voteproxy.com or the proxy card;

•
By telephone, using the telephone number printed on the proxy card; or

•
By mail (if you received your proxy materials by mail), using the enclosed proxy card and return envelope.

Q:
What does it mean to vote by proxy?

A:
It means that you give someone else the right to vote your shares in accordance with your instructions. In this way, you ensure that your vote will be counted even if you are unable to attend the Annual Meeting. If you give your proxy but do not include specific instructions on how to vote, the individuals named as proxies will vote your shares as follows:

•
FOR the election of the board of directors' nominees for director;

•
FOR the ratification of the appointment of PwC as our independent registered public accounting firm;

•
FOR approval of the resolution regarding compensation of the company's named executive officers; and

•
In FAVOR of recommending an advisory vote on the company's compensation of our named executive officers every THREE YEARS.

Q:
What if I submit a proxy and later change my mind?

A:
If you have given your proxy and later wish to revoke it, you may do so by giving written notice to the Secretary, submitting another proxy bearing a later date (in any of the permitted forms), or casting a ballot in person at the Annual Meeting.

Q:
What happens if other matters are raised at the meeting?

A:
If other matters are properly presented at the meeting, the individuals named as proxies will have the discretion to vote on those matters for you in accordance with their best judgment. However,

  our Secretary has not received timely and proper notice from any stockholder of any other matter to be presented at the meeting.

Q:
How is it determined whether a matter has been approved?

A:
Assuming a quorum is present, the approval of the matters specified in the Notice of Annual Meeting will be determined by a majority of the votes cast by the stockholders entitled to vote at the Annual Meeting.

Q:
What constitutes a quorum?

A:
A majority of the outstanding shares of common stock entitled to vote, represented at the meeting in person or by proxy, constitutes a quorum. Broker non-votes and abstentions will be counted for purposes of determining whether a quorum is present.

Q:
What are broker non-votes?

A:
Broker non-votes occur when nominees, such as banks and brokers holding shares on behalf of beneficial owners, do not receive voting instructions from the beneficial owners at least ten days before the meeting. Shares represented by broker nonvotes are not considered entitled to vote on all proposals and thus are not counted for purposes of determining whether a particular proposal has been approved if the shares represented by broker nonvotes cannot vote on that proposal. Uninstructed brokers have discretionary voting power for ratification of PwC as independent registered public accounting firm (Item #2), but not for any other item of business.

Q:
What effect does an abstention have?

A:
Abstentions will have the same effect as a vote against any of the matters specified in the Notice of Annual Meeting, except with respect to the advisory vote on the frequency of holding future advisory votes on executive compensation (Item #4) where abstentions will not have an effect on the outcome of the vote.

Q:
What shares are covered by the proxy card?

A:
The proxy card covers all shares held by you of record (i.e., registered in your name). If you hold your shares through a broker, bank or other nominee, you will receive separate instructions from your broker, bank or other nominee describing how to vote your shares.

Q:
Does the company offer an opportunity to receive future proxy materials electronically?

A:
Yes. If you wish to receive future proxy materials over the Internet instead of receiving copies in the mail, follow the instructions provided when you vote through the Internet. If you vote by telephone, you will not have the option to elect electronic delivery while voting.

  If you elect electronic delivery, the company will discontinue mailing the proxy materials to you beginning next year and will send you an e-mail message notifying you of the Internet address or addresses where you may access next year's proxy materials and vote your shares. You may discontinue electronic delivery at any time.

Q:
What are the benefits of electronic delivery?

A:
Electronic delivery reduces the company's printing and mailing costs as well as the environmental impact of the Annual Meeting. It is also a convenient way for you to receive your proxy materials and makes it easy to vote your shares over the Internet. If you have shares in more than one account, it also is an easy way to avoid receiving duplicate copies of proxy materials.

Q:
Who will count the vote?

A:
Representatives of Amstock will tabulate the votes and act as the Inspector of Election at the Annual Meeting.

Q:
What happens if Grifols completes its acquisition of Talecris prior to the date of the Annual Meeting?

A:
The Annual Meeting will be cancelled.

 Proposal 1—Election of Directors

Board of Directors

        The company's Certificate of Incorporation provides for a "classified" board of directors consisting of three classes. The number of directors is currently fixed at nine, with two directors in Class I, three directors in Class II and four directors in Class III.

        At the Annual Meeting, the stockholders will vote on the election of three Class II directors to serve for a three-year term until the annual meeting of stockholders in 2014 and until their successors are elected and qualified, or until their earlier death, retirement, resignation or removal. The board of directors has unanimously nominated for election to the board of directors W. Brett Ingersoll, Lawrence D. Stern, and Ruedi E. Waeger, PhD as Class II directors. The nominees have indicated that they are willing and able to serve as directors. If a nominee becomes unable or unwilling to serve, the accompanying proxy may be voted for the election of such other person as shall be designated by the board of directors. The proxies being solicited will be voted for no more than three nominees at the Annual Meeting.

        The name, age as of March 1, 2011, and year in which the term expires of each member of our board of directors is set forth below:

Name	Age	Position	Term Expires
Richard A. Charpie, PhD	58	Director	2012
Paul N. Clark	64	Director	2013
W. Brett Ingersoll	47	Director	2011
James T. Lenehan	62	Director	2012
Kenneth J. Martin	56	Director	2013
Steven F. Mayer	51	Director	2012
Dean J. Mitchell	55	Director	2012
Lawrence D. Stern	54	Chairman and Chief Executive Officer	2011
Ruedi E. Waeger, PhD	67	Director	2011

        Our Bylaws require that unless otherwise specified by law, our Certificate of Incorporation or Bylaws, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy will decide any question brought before a meeting of stockholders where a quorum is present. As a result, an election of directors by our stockholders will require an affirmative vote by a majority of the votes present and entitled to vote at the meeting on the election of directors. Stockholders do not have cumulative voting rights in the election of directors.

        No nominations for directors were received from stockholders and no other candidates are eligible for election as directors at the 2011 Annual Meeting. Unless proxy cards are otherwise marked, the individuals named as proxies intend to vote the shares represented by proxy in favor of all of the board of directors' nominees.

        Set forth below is information concerning the nominees for election as well as information concerning the current directors in each class continuing after the 2011 Annual Meeting.

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF EACH OF THE DIRECTOR NOMINEES. PROXIES SOLICITED BY THE BOARD WILL BE VOTED "FOR" EACH NOMINEE UNLESS STOCKHOLDERS SPECIFY A CONTRARY VOTE.

Nominees for Election as Directors (Term Expires 2014)

        W. Brett Ingersoll has been a member of our board of directors since April 2005 and currently serves as chairman of the compensation committee. Mr. Ingersoll has served as senior managing director and co-head of private equity at Cerberus Capital Management, L.P. (hereinafter referred to as "Cerberus") since 2003. In addition to serving on the board of directors of our company, Mr. Ingersoll is also a member of the boards of directors of the following public companies: ACE Aviation Holdings (compensation and audit committees) and AerCap Holdings N.V. (nomination and compensation committee). Mr. Ingersoll received his BA in Economics from Brigham Young University and his MBA from Harvard Business School.

        Mr. Ingersoll's financial expertise, management advisory expertise, experience as a director of public companies, relationship with one of the company's largest stockholders and knowledge of the biotherapeutics industry and related industries, and his performance as a board member of the company led the board of directors to conclude that he should be nominated to serve another term as a director of the company.

        Lawrence D. Stern has served as our Chairman and Chief Executive Officer since June 2007, as a director since April 2005, and currently serves as chairman of the executive committee and as a member of our compliance and quality committee. He was previously our Executive Chairman from April 2005 until June 2007. From December 2003 until March 2005, Mr. Stern worked primarily with Cerberus and Ampersand in connection with our formation transaction. From January through November 2003, Mr. Stern worked as an independent consultant supporting debt and equity transactions. Mr. Stern received his BS in Chemical Engineering from Cornell University and his MS from the Massachusetts Institute of Technology.

        Mr. Stern's experience as our Chairman and Chief Executive Officer, and his involvement with our formation and transition to a public company, along with his knowledge of our company, management skills, and his performance as a board member of the company led the board of directors to conclude that he should be nominated to serve another term as a director of the company.

        Ruedi E. Waeger, PhD has been a member of our board of directors since April 2005 and currently serves on the nominating and governance committee and as chairman of the compliance and quality committee. Prior to coming to Talecris, Dr. Waeger was President and CEO of Aventis Behring LLC, a plasma therapeutics business, for more than five years prior to its acquisition by CSL Ltd. in 2004 to form ZLB Behring. Dr. Waeger has over 30 years of experience in the global pharmaceutical and therapeutic protein industry. Prior to that, Dr. Waeger was President and Chief Executive Officer of ZLB Central Laboratories and Blood Transfusion Service of the Swiss Red Cross. Dr. Waeger also served on the board of directors of Alexion Pharmaceuticals, Inc., a manufacturer of pharmaceuticals for the treatment of immunological and autoimmune diseases, until May 2010, and served on the board of Guidant Corp. until 2006. Dr. Waeger earned a PhD in Biochemistry from the Swiss Federal Institute of Technology.

        Dr. Waeger's expertise in the pharmaceutical and therapeutic protein industry and his experience as a board member and chief executive officer and his performance as a board member of the company led the board of directors to conclude that he should be nominated to serve another term as a director of the company.

Directors Continuing in Office (Term Expires 2012)

        Richard A. Charpie, PhD has been a member of our board of directors since April 2005. Dr. Charpie has been a managing general partner at Ampersand since its founding in 1988 as a spin-off from PaineWebber Incorporated. Dr. Charpie has served as a director of more than thirty-five public and private companies, including Rand Worldwide, Inc. (formerly Avatech Solutions, Inc.) since August 2010. Dr. Charpie earned both his BS and MS in Physics from the Massachusetts Institute of Technology. He also earned his PhD in Economics and Finance from the Massachusetts Institute of Technology.

        Dr. Charpie's financial expertise, experience as a director of public companies, relationship with one of the company's largest stockholders, knowledge of the biotherapeutics industry and related industries, and his performance as a board member of the company led the board of directors to conclude that he should continue to serve as a director of the company.

        James T. Lenehan has been a member of our board of directors since April 2005 and currently serves as chairman of the nominating and governance committee and also serves on the compliance and quality committee. Since October 2004, Mr. Lenehan has also been a consultant for Cerberus. Prior to that, Mr. Lenehan served in a variety of positions at Johnson & Johnson from October 1976 until he retired as Vice Chairman in June 2004. In addition, Mr. Lenehan is a member of the board of directors of Medtronic Inc. Mr. Lenehan earned his BA in Economics from the University of Akron and his MBA from Northwestern University.

        Mr. Lenehan's management expertise, experience in the biotherapeutics industry and related industries, experience as a director of public companies, and his performance as a board member of the company led the board of directors to conclude that he should continue to serve as a director of the company.

        Steven F. Mayer has been a member of our board of directors since April 2005 and currently serves on the executive committee. Mr. Mayer has been managing director of Cerberus California, LLC and predecessor entities since November 2002 and also serves as co-head of private equity at Cerberus. In addition to serving on the board of directors of our company, Mr. Mayer is also a member of the board of directors of BlueLinx Holdings, Inc. as well several privately held companies. Mr. Mayer received his AB from Princeton University and his JD from Harvard Law School.

        Mr. Mayer's financial expertise, management advisory expertise, experience as a director of public companies, relationship with one of the company's largest stockholders, knowledge of the biotherapeutics industry and related industries, and his performance as a board member of the company led the board of directors to conclude that he should continue to serve as a director of the company.

        Dean J. Mitchell has been a member of our board of directors since December 2009 and currently serves on the compensation committee, audit committee, and the nominating and governance committee. Mr. Mitchell is currently president, CEO and a member of the board of directors of Lux Biosicences, Inc., a biotechnology company specializing in the development and commercialization of innovative medications, which he joined in July 2010. Prior to that, he served as president and CEO of Alpharma Inc. ("Alpharma"), a global specialty pharmaceutical company, and was also a member of its board of directors. Alpharma was acquired by King Pharmaceuticals, Inc. in December 2008, and he ceased to be a director of Alpharma in December 2008. Prior to his tenure at Alpharma, Mr. Mitchell was president, CEO, and a director of Guilford Pharmaceuticals Inc. from December 2004 until its acquisition by MGI Pharma Inc. in October 2005. Mr. Mitchell served on the board of MGI Pharma, Inc. following the acquisition until MGI Pharma, Inc. was acquired in January 2008. Mr. Mitchell was at Bristol-Myers Squibb from 2001 until 2004 in several roles, including president, international pharmaceuticals; president, U.S. primary care; and vice president, strategy. He also spent 15 years at GlaxoSmithKline and its predecessor companies, most recently as senior vice president, clinical development and product strategy, from 1999 to 2001, and prior to that as vice president and general manager of specialty divisions, strategic planning, and business development from 1995 to 1999. Mr. Mitchell has served on the board of directors of ISTA Pharmaceuticals since July 2004. He received his MBA from City University Business School (London, UK) and his B.Sc. in biology from Coventry University, UK.

        Mr. Mitchell's management expertise and experience in the biotherapeutics industry and related industries and his performance as a board member of the company led the board of directors to conclude that he should continue to serve as a director of the company.

Directors Continuing in Office (Term Expires 2013)

        Paul N. Clark has been a member of our board of directors since September 2007 and currently serves on the audit and compensation committees. Prior to joining us, Mr. Clark served as Chief Executive Officer and President from June 1999, and Chairman of the Board of Directors from February 2000, until February 2007 of ICOS Corporation, a biotechnology company. Prior to ICOS, Mr. Clark was with Abbott Laboratories from 1984 to 1998, where he had responsibility for pharmaceuticals and other businesses, retiring from Abbott as Executive Vice President and a board member. Mr. Clark is also a director of Agilent Technologies, Inc., Amylin Pharmaceuticals Inc., Harlan Labs and Catalent Pharma Solutions. Mr. Clark received his BS in finance from University of Alabama and his MBA from Dartmouth College, Amos Tuck School.

        Mr. Clark's financial expertise, experience as a director of public companies, independence, knowledge of the biotherapeutics industry and related industries, and his performance as a board member of the company led the board of directors to conclude that he should continue to serve as a director of the company.

        Kenneth J. Martin has been a member of our board of directors since September 2007, serves on our executive committee and as chairman of our audit committee, and was appointed our Lead Independent Director in February 2011. Prior to joining us, Mr. Martin served as Chief Financial Officer and Vice Chairman of Wyeth, a company engaged in the pharmaceuticals, consumer healthcare and animal health sectors, from April 2006 through June 2007. While an executive officer at Wyeth, Mr. Martin was a member of the management, law/regulatory review, operations, human resources and benefits and retirement committees. Prior to such time, Mr. Martin had served in a variety of other executive capacities at Wyeth, including Executive Vice President and Chief Financial Officer from June 2002 to April 2006. In addition to serving on the board of directors of our company, Mr. Martin is also a member of the board of directors and chairman of the audit committee of WABCO Holdings. He earned his BBA in Accounting from Hofstra University.

        Mr. Martin's financial expertise (including his qualifications as an audit committee financial expert), experience as an officer and director of public companies, independence, knowledge of the biotherapeutics industry and related industries, and his performance as a board member of the company led the board of directors to conclude that he should continue to serve as a director of the company.

Board Composition

        The company's Certificate of Incorporation provides for a "classified" board of directors consisting of three classes. The number of directors is currently fixed at nine, with two directors in Class I, three directors in Class II, and four directors in Class III.

Director Independence

        Our board of directors has affirmatively determined that each of Paul N. Clark, James T. Lenehan, Kenneth J. Martin, Ruedi E. Waeger, Dean J. Mitchell, Steven F. Mayer, and W. Brett Ingersoll are "independent," as defined by the current rules under the listing standards of The Nasdaq Stock Market. Thus, seven of our nine directors are independent under the listing standards of The Nasdaq Stock Market. Additionally, our board of directors has affirmatively determined that each of Paul N. Clark, Kenneth J. Martin, and Dean J. Mitchell are "independent" as defined by the applicable rules of the Securities and Exchange Commission regarding audit committee independence. We currently have a fully independent compensation committee, nominating and governance committee, and audit committee, in accordance with The Nasdaq Stock Market and Securities and Exchange Commission independence rules. When making its director independence determinations, the board of directors was aware that W. Brett Ingersoll, James T. Lenehan, and Steven F. Mayer are associated with Cerberus, our largest stockholder.

Committees of the Board of Directors

        The standing committees of the board of directors are the audit committee, compensation committee, executive committee, compliance and quality committee, and the nominating and governance committee. Each committee is governed by a written charter. All committee charters are available on our website at www.talecris.com under "Investor Relations—Corporate Governance—Highlights" and in print upon request by writing to: Secretary, Talecris Biotherapeutics Holdings Corp., 4101 Research Commons, 79 T.W. Alexander Drive, Research Triangle Park, North Carolina 27709.

        The company's board of directors met fifteen times during fiscal year 2010. The audit committee met four times, the compensation committee met seven times, the nominating committee met four times, the compliance and quality committee met five times, and the executive committee met one time during fiscal year 2010. Each member of the board of directors attended 75% or more of the aggregate of (i) the total number of board of directors meetings held during the period of such member's service and (ii) the total number of meetings of board committees on which such member served, during the period of such member's service.

        While we are not required by the rules of The Nasdaq Stock Market or the Securities and Exchange Commission to establish an executive committee or a compliance and quality committee, our board of directors believes having such committees is beneficial to us.

        Audit Committee.    Our audit committee consists of Paul N. Clark, Kenneth J. Martin, and Dean J. Mitchell. Mr. Martin is the chair of the committee. The board of directors has determined that each audit committee member is independent and meets the eligibility standards for audit committee service under the rules of The Nasdaq Stock Market and the Securities and Exchange Commission. The board of directors has determined that Kenneth J. Martin qualifies as an "audit committee financial expert" as defined by the rules of the Securities and Exchange Commission. The purpose of the audit committee is to oversee the accounting and financial reporting processes of the company and audits of its financial statements. Our audit committee assists our board of directors in its oversight of the integrity of our financial statements, our independent registered public accounting firm's qualifications and independence and the performance of our independent registered public accounting firm. The responsibilities of the audit committee include appointing and providing the compensation of the independent accountants to conduct the annual audit of our accounts, reviewing the scope and results of the independent audits, reviewing and evaluating internal accounting policies, and approving all professional services to be provided to the company by its independent accountants. The Audit Committee Report appears on page 54.

        Executive Committee.    Kenneth J. Martin, Steven F. Mayer, and Lawrence D. Stern are members of our executive committee. Mr. Stern is the chair of the committee. Except as otherwise provided in its charter, our executive committee exercises the power and duties of our board of directors between board meetings and implements policy decisions of the board of directors. The committee furthermore assists our board of directors in fulfilling its responsibilities with respect to corporate funding policy, securities offerings, budgets and financial objectives, financial commitments, dividends and related policies.

        Compensation Committee.    Paul N. Clark, W. Brett Ingersoll and Dean J. Mitchell are the members of our compensation committee. Each of our compensation committee members have been affirmatively determined by our board of directors to be "independent," as defined by the current rules of The Nasdaq Stock Market. Mr. Ingersoll is the chair of the committee. Our compensation committee assists our board of directors in the discharge of its responsibilities relating to the compensation of our executive officers. The committee reviews and approves corporate goals and objectives relevant to compensation of the chief executive officer, evaluates the chief executive officer's performance in light of those goals and objectives, and, either as a committee or together with the other independent directors (as directed by the board of directors) determines and approves the chief executive officer's compensation level based on this evaluation. The committee also approves or makes recommendations to the board of directors with respect to the compensation of our other executive officers. The compensation committee administers the company's benefit plans, reviews and administers all compensation arrangements for executive officers, conducts a compensation practices risk analysis and establishes and reviews general policies relating to the compensation and benefits of our officers and employees. The Compensation Committee Report appears on page 15.

        In fulfilling its responsibilities, the compensation committee is entitled to delegate any or all of its responsibilities to a subcommittee consisting of one or more members, provided that the delegation is not required by any law, regulation or listing standard to be exercised by the compensation committee as a whole. The compensation committee may delegate to a committee of management responsibility concerning administration and investment of funds under the terms of the company's Employee Savings Plan, welfare plans, and the Employee Retirement Income Security Act of 1974. In addition, the compensation committee may delegate authority to one or more of its members or to the CEO and/or to one or more executive officers of the company with respect to compensation determinations for persons who are not executive officers; provided that the committee shall not delegate to the CEO or any executive officer (i) the power to grant stock options, restricted stock, or other equity compensation, or (ii) any power or authority required by any law, regulation or listing standard to be exercised by the compensation committee as a whole or by any subcommittee thereof.

        The compensation committee has directly engaged Aon Hewitt as its compensation consultant. Additionally, Aon Hewitt assists the committee with the compilation of market data from time to time. Aon Hewitt reports directly and exclusively to the committee and provided no other services to the company except for advising on executive and board of directors compensation matters and other unrelated matters that resulted in de minimis costs. Aon Hewitt provides analyses and recommendations that inform the committee's decisions, but it does not decide or approve any compensation actions. During 2010, Aon Hewitt advised the committee chairman on setting agenda items for committee meetings; reviewed management proposals presented to the committee; compiled and evaluated market data; prepared a compensation practices risk analysis; and conducted a review of the structure and level of compensation for non-employee directors.

        Nominating and Governance Committee.    James T. Lenehan, Dean J. Mitchell and Ruedi E. Waeger are the members of our nominating and governance committee (hereinafter referred to as the "nominating committee"). Each of our nominating committee members have been affirmatively determined by our board of directors to be "independent," as defined by the current rules of The Nasdaq Stock Market. Our nominating committee is responsible for developing and recommending criteria for selecting new directors. Finally, the nominating committee has the responsibility to oversee the Company's Corporate Governance Guidelines and propose changes to such guidelines from time to time as may be appropriate.

        Compliance and Quality Committee.    James T. Lenehan, Lawrence D. Stern and Ruedi E. Waeger are the members of our compliance and quality committee. Mr. Waeger is the chair of the committee. The scope of the committee's responsibilities includes all aspects of compliance and quality assurance for the company, but excludes financial controls, the internal financial audit, and reporting responsibilities that are within the scope of the audit committee.

Corporate Governance

Corporate Governance Guidelines

        The Board has adopted Corporate Governance Guidelines to promote effective governance of the Company. The Corporate Governance Guidelines are available on our website at www.talecris.com under "Investor Relations—Corporate Governance—Guidelines".

Code of Conduct

        We have adopted a code of conduct that applies to all members of our board of directors and all employees of the company, including the Chief Executive Officer, Chief Financial Officer, and other senior financial officers. The Code of Ethics and Business Conduct is available on our website at www.talecris.com under "Investor Relations—Corporate Governance—Conduct" and in print upon request by writing to: Secretary, Talecris Biotherapeutics Holdings Corp., 4101 Research Commons, 79 T.W. Alexander Drive, Research Triangle Park, North Carolina 27709. We have not granted any waivers under this policy to any of our directors or executive officers. Any waiver will be disclosed in accordance with Nasdaq requirements, which currently require the filing of a Form 8-K, providing website disclosure, or by distributing a press release.

Executive Sessions

        The independent directors meet in executive session without management present, as needed, and generally after each regularly scheduled board meeting, but no less than twice a year. The independent directors of the board of directors met in executive session without management on two occasions in 2010. Additionally, all of our outside directors meet in separate sessions of the outside directors and there were two such separate sessions of outside directors in 2010. The audit committee is required by its charter to meet periodically with management, appropriate staff of the internal audit department and the independent auditor in separate executive sessions at least twice a year, and is required to meet with the independent auditors and management quarterly to review the company's financial statements. The Lead Independent Director presides at executive sessions of the independent directors.

Board Structure

        Our governance structure combines the roles of principal executive officer and board chairman. This structure was originally established while we were a private company and we believe that this structure aided us in transitioning our company into an independent company and in our completion of multiple tasks up through and including our initial public offering. We continue to believe that this structure helps our management and board work together for the benefit of all of our stockholders. Since our principal executive officer is the board chairman, he has additional authority to focus the board on key issues that management perceives regarding our operations.

        Under our Corporate Governance Guidelines, the board of directors, after considering the recommendation of the nominating committee, annually will designate an independent director as the Lead Independent Director. The nominating committee annually reviews the use of the Lead Independent Director position and the duties of the Lead Independent Director. Mr. Kenneth J. Martin was elected the Lead Independent Director on February 24, 2011. The duties of the Lead Independent Director include the following:

  •
  preside at all meetings of the board of directors at which the Chairman is not present, including executive sessions of the independent directors;

  •
  serve as a liaison between the Chairman and the independent directors;

  •
  advise management regarding the nature and extent of information that management regularly provides to the directors;

  •
  advise the Chairman of the board and the Corporate Secretary regarding the agendas for board meetings;

  •
  be available for consultation and communication with significant stockholders, as requested; and

  •
  call meetings of the outside directors, with appropriate notice.

        Our board monitors our exposure to a variety of risks through our audit committee and our compliance and quality committee. Our audit committee charter gives the audit committee responsibilities and duties that include discussing with management, the internal audit department and the independent auditors our major financial risk exposures and the steps management has taken to monitor and control such exposures, including our risk assessment and risk management policies. Pursuant to the charter, such discussions should also include our exposure to counterparties or other institutions which we believe are at risk of significant financial distress. In addition, our compliance and quality committee works with management to monitor the quality of our products and our manufacturing processes. Failure to maintain our current Good Manufacturing Practices would expose us to significant business risks.

Nomination of Directors

        Criteria for Board of Directors Membership.    In selecting candidates for appointment or re-election to the board of directors, the nominating committee considers the following criteria:

  •
  Personal and professional ethics and integrity, including a reputation for integrity and honesty in the business community.

  •
  Experience as an executive officer of public companies or as a senior leader of major complex organizations, including scientific, government, educational, or large not-for-profit organizations. The nominating committee may also seek directors who are widely recognized as leaders in the fields of medicine or the biological sciences and manufacturing, including those who have received awards and honors in their field.

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  Financial knowledge, including an understanding of finance, accounting, the financial reporting process, and company measures for operating and strategic performance. In addition, the nominating committee seeks to have several directors who qualify as audit committee financial experts.

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  Possess the fundamental qualities of intelligence, perceptiveness, fairness, and responsibility.

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  Ability to critically and independently evaluate business issues, contributing a diverse perspectives or viewpoints, and making practical and mature judgments.

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  A genuine interest in the company, and the ability to spend the time required to make substantial contributions as a director.

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  No conflict of interest or legal impediment that would interfere with the duty of loyalty to the company and its stockholders.

        Directors should have varied educational and professional experiences and backgrounds that, collectively, provide meaningful guidance and counsel to management. Diversity of background, including gender, race, ethnic or national origin, age, and experience in business, government, education, international experience and other areas relevant to the company's global business are factors in the selection process. As a company, we are committed to creating and sustaining a culture of inclusion and fairness. Our policy on diversity is part of our Code of Ethics and Business Conduct and is available on our website at www.talecris.com under "Investor Relations—Corporate Governance—Conduct." We believe diversity is important to our success in many ways, including the recruitment and retention of top talent.

        The nominating committee may develop profiles of differing skill sets and then seeks nominees for each skill set. The nominating committee develops these profiles based on what it perceives as useful additional skill sets that will bring value to the board as a whole. The skills sought for each profile differ, but all such profiles require that the nominee have the time and inclination to be a knowledgeable and involved board member.

        Stockholder Nominees.    The nominating committee will consider written proposals from stockholders for nominees for director. Any such nominations must be submitted to the nominating committee in accordance with Section 2.10 of the company's Bylaws to: Secretary, Talecris Biotherapeutics Holdings Corp., 4101 Research Commons, 79 T.W. Alexander Drive, Research Triangle Park, North Carolina 27709.

        For a stockholder, other than Talecris Holdings LLC, to make any nomination of a person or persons for election to the board of directors at an annual meeting, the stockholder must provide timely notice and certain information about the stockholder and the nominee. To be timely, a stockholder's notice must be delivered to, or mailed and received at, the principal executive offices of the company not less than ninety (90) days nor more than one hundred twenty (120) days prior to the one-year anniversary of the preceding year's annual meeting; provided, however, that if the date of the annual meeting is more than thirty (30) days before or more than sixty (60) days after such anniversary date, notice by the stockholder to be timely must be so delivered, or mailed and received, not later than the ninetieth (90th) day prior to such annual meeting, or, if such meeting is announced later than the ninetieth (90th) day prior to the date of such meeting, the tenth (10th) day following the day on which public disclosure (as defined in Section 2.11 of the Bylaws) of the date of such annual meeting was first made.

        Information must be provided for (i) the stockholder providing the notice of the nomination proposed to be made at the meeting, (ii) the beneficial owner or beneficial owners, if different, on whose behalf the notice of the nomination proposed to be made at the meeting is made, (iii) any affiliate or associate of such stockholder or beneficial owner, and (iv) any other person with whom such stockholder or such beneficial owner (or any of their respective affiliates or associates) is acting in concert. Each such person must provide, (A) the name and address of such person (including, if applicable, the name and address that appear on the company's books and records); and (B) the class or series and number of shares of the company that are, directly or indirectly, owned of record or beneficially owned (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934 (the "Exchange Act")) by such person, except that such person shall in all events be deemed to beneficially own any shares of any class or series of the company as to which such person has a right to acquire beneficial ownership at any time in the future. In addition, each person must provide information relating to their derivative and short positions in the company's securities, as set out in the company's Bylaws.

        In addition, each director nominee must provide the same information, as well as all information relating to such proposed nominee that is required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors in a contested election pursuant to Section 14(a) under the Exchange Act (including such proposed nominee's written consent to being named in the proxy statement as a nominee and to serving as a director if elected), a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among any nominating stockholder, on the one hand, and each proposed nominee, his or her respective affiliates and associates and any other persons with whom such proposed nominee (or any of his or her respective affiliates and associates) is acting in concert, on the other hand, including, without limitation, all information that would be required to be disclosed pursuant to Item 404 under Regulation S-K if such nominating stockholder were the "registrant" for purposes of such rule and the proposed nominee were a director or executive officer of such registrant, and a completed and signed questionnaire, provided by the company's Secretary relating to any voting commitments.

        The company may require any proposed nominee to furnish such other information (A) as may reasonably be required by the company to determine the eligibility of such proposed nominee to serve as an independent director of the company or (B) that could be material to a reasonable stockholder's understanding of the independence or lack of independence of such proposed nominee.

        A copy of the full text of the provisions of the company's Bylaws dealing with stockholder nominations of directors is available to stockholders from the Secretary of the company upon written request and on our website at www.talecris.com under "Investor Relations—Corporate Governance—Highlights."

        Process for Identifying and Evaluating Nominees.    The nominating committee believes the company is well-served by its current directors. In the ordinary course, absent special circumstances or a material change in the criteria for board of directors membership, the nominating committee will renominate incumbent directors who continue to be qualified for board of directors service and are willing to continue as directors. If an incumbent director is not standing for re-election, or if a vacancy on the board of directors occurs between annual stockholder meetings, the nominating committee will seek out potential candidates for board of directors appointment who meet the criteria for selection as a nominee and have the specific qualities or skills being sought. Director candidates will be selected based on input from members of the board of directors, senior management of the company and, if the nominating committee deems appropriate, a third-party search firm. The nominating committee will evaluate each candidate's qualifications and check relevant references; in addition, such candidates will be interviewed by at least one member of the nominating committee. Candidates meriting serious consideration will meet with additional members of the board of directors. Based on its input, the nominating committee will evaluate which of the prospective candidates is qualified to serve as a director and whether the committee should recommend to the board of directors that this candidate be appointed to fill a current vacancy on the board of directors, or presented for the approval of the stockholders, as appropriate.

        As a company that only completed its initial public offering in October 2009 and was considered a "Controlled Company" until January 21, 2010, all of the company's existing directors were selected directly by or, with input from, its controlling stockholder. One of the responsibilities delegated to our nominating committee pursuant to its charter is to identify individuals believed to be qualified to become board members, including nominees recommended by our stockholders. The nominating committee will evaluate nominees recommended by stockholders on the same basis as it evaluates other nominees.

Communications with Directors

        Stockholders who wish to communicate with our directors to report complaints or concerns related to accounting, internal accounting controls or auditing may do so using the audit committee procedures for the receipt of such communication. The procedures allow submitting the complaint or concern either online or telephonically with a more detailed description of the procedures provided in our Code of Ethics and Business Conduct and is available on our website at www.talecris.com under "Investor Relations—Corporate Governance—Conduct."

        Stockholders may communicate with the board or any board committees by addressing written correspondence to the board or applicable committee c/o Talecris Biotherapeutics Holdings Corp., Attn: Corporate Secretary, 4101 Research Commons, 79 T.W. Alexander Drive, Research Triangle Park, North Carolina 27709.

        The company has a policy of encouraging all directors to attend the annual stockholder meetings. Nine of our directors attended our 2010 annual stockholders meeting.

Compensation Committee Interlocks and Insider Participation

        No interlocking relationship exists, or in the past fiscal year has existed, between any member of our compensation committee and any member of any other company's board of directors or compensation committee. None of the members of our compensation committee has ever been our employee.

Compensation Committee Report

        The compensation committee has reviewed and discussed with company management the Compensation Discussion and Analysis. Based on that review and discussion, the compensation committee has recommended to the board of directors that the Compensation Discussion and Analysis be included in this proxy statement.

Submitted by the compensation committee of the board of directors:

  Paul N. Clark
  W. Brett Ingersoll
  Dean J. Mitchell

Compensation Discussion & Analysis

Compensation Objectives

        We design our owner-entrepreneur-focused executive compensation policies and program with the goal of attracting, motivating and retaining the highest quality executives. We have historically constructed our executive compensation program and its various elements to reflect both market practices and our stockholders' interests, with executive management holding a significant equity stake through our long-term incentive plan.

        The primary objective of our overall executive compensation program is to provide balanced, comprehensive, competitive and cost-effective rewards in the short and long-term. The compensation committee of our board of directors has designed and administered our executive compensation program with the following objectives in mind:

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  Compensation is substantially performance-based:  A substantial portion of the total compensation opportunity should be variable and dependent upon our operating and financial performance measured against pre-established goals, as approved by the compensation committee. We believe that an appropriate balance between base compensation and at-risk incentive compensation helps to ensure that our management is motivated to achieve our near-term and long-term goals and objectives, without materially affecting operating or financial risk or volatility.

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  Compensation is aligned with stockholder interests:  Our compensation program should align the interests of executives with the long-term interests of our stockholders by providing incentives to maximize the value of our company for our stockholders. Several components of our executive compensation vary with our results, aligning our executives' interests with those of our stockholders. Our objective is for all of our executive officers to hold a significant equity stake in our company through ownership of stock options, restricted stock, and restricted stock units (whether vested or unvested).

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  Compensation supports the business strategy:  Our compensation program is designed to reinforce our underlying business strategy and objectives by rewarding successful achievement of our business goals. We design our executive compensation to provide incentives to executives to achieve strategic objectives in a manner consistent with our goals.

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  Compensation opportunities are market competitive and promote the retention of key executive officers:  Our compensation program is designed to attract experienced executives who are proven managers and consistently deliver operational and financial results, as well as retain our executive talent in a highly competitive market while managing costs.

        In order to assess whether our compensation packages meet these objectives, the compensation committee receives regular updates on our business results from management and reviews management projections to assess whether executive compensation properly supports our business objectives. The compensation committee also reviews information regarding our peer companies to assess our comparative performance, as well as broader, general industry compensation data.

        The compensation committee also works closely with both its independent compensation consultant, Aon Hewitt, and management regarding long-term equity incentives. The compensation committee regularly reviews the form and amount of equity awards made to our executives, as well as the economic value and cost of equity awards to the company and their dilutive effect. This review endeavors to ensure that we maximize retention value for key executives, while emphasizing stockholder returns and our long-term achievements.

        Based on these reports and assessments, the compensation committee evaluates and structures both the short-term and long-term performance compensation for the named executive officers to ensure close alignment with our business objectives and stockholder returns.

General Executive Compensation Process

        Our compensation committee, which consists entirely of non-employee members of our board of directors, establishes total compensation opportunities and each of the individual compensation elements for Lawrence D. Stern, our Chairman and Chief Executive Officer (our CEO). The compensation committee approves the compensation of our other executive officers with input from our CEO. The compensation committee also routinely meets in executive session without the CEO or other officers present.

        The compensation committee considers and determines the compensation package for our CEO based on a consideration of company performance, individual performance, stockholder return and stockholder value. Upon consideration of these factors, the compensation committee determines the total compensation as well as the appropriate mix of the elements of compensation. Based on a consideration of individual performance and market data provided by third-party consultants, Aon Hewitt, our CEO provides recommendations to the compensation committee for the compensation levels for all of our executive officers other than himself, as well as our other executives. The compensation committee specifically approves all compensation for all of our executive officers. Our compensation committee evaluates base salary, annual incentive awards and long-term incentives (i.e., total compensation) relative to the market data provided by Aon Hewitt. These compensation elements are evaluated individually and in total.

        In performing its duties, our compensation committee is assisted by Aon Hewitt. Aon Hewitt assists the compensation committee in designing the company's compensation philosophy and assessing the risk and competitiveness of the company's compensation program, and also assists with the preparation of this Compensation Discussion & Analysis. The consultants provide market data, including regular assessment of our relative position among a group of companies that they identify as a cross-section of U.S. biopharmaceutical companies (peer group companies). For compensation decisions made from April 2009 through the end of June 2010, our peer group companies were:

Abbott Laboratories	Bristol-Myers Squibb Company	King Pharmaceuticals, Inc.
Alcon Laboratories	Catalent Pharma Solutions, Inc.	Medtronic, Inc.
Allergan, Inc.	Covidien	Merck & Co., Inc.
Alpharma Inc.	Edwards Lifesciences LLC	Pfizer Inc.
Amgen Inc.	Eli Lilly and Company	Sanofi Pasteur
Bausch & Lomb Incorporated	GlaxoSmithKline plc	Takeda Pharmaceuticals North
Baxter International Inc.	Hospira Inc.	America, Inc.
Ventana Medical Systems, Inc.

        For compensation decisions made after June 2010, our peer group companies were:

Amylin Pharmaceuticals Inc.	Forest Laboratories	Valeant Pharmaceuticals
Biovail Corp.	King Pharmaceuticals, Inc.	International
Celgene Corp.	Life Technologies Corp.	Warner Chilcott PLC
Cephalon Inc.	Par Pharmaceutical Cos. Inc.	Watson
Charles River Labs International Inc.	Perrigo Co.	Pharmaceuticals Inc.
Endo Pharmaceuticals Holdings	Qiagen NV

        These peer group companies were chosen because they are public companies within our industry (biopharmaceutical) and because their data was available through Aon Hewitt at the time of the compensation committee's peer group determination. The peer company data was regressed to our revenue size for comparison purposes. Due to the dynamic nature of the biopharmaceutical industry, the composition of our selected peer group companies may change over time.

        To further assist in our market analysis and design of competitive compensation programs, plans and policies, in 2010 we and the compensation committee also looked to two published industry compensation surveys, the Radford-Aon Life Sciences Compensation survey and the Aon Hewitt TCM Pharma / Bio Group survey. In reviewing these published industry compensation surveys, the compensation committee reviewed only aggregate data and did not review data specific to any individual company.

        We consider all of these sources together, the peer group company data and the published industry compensation survey data, to be our "executive market data."

Elements of Compensation

        The primary elements of our executive compensation are:

          (1)   annual base salary,

          (2)   annual incentive award opportunity (under the Management Bonus Plan),

          (3)   long-term incentive compensation (stock options, restricted stock, restricted stock units and performance share units),

          (4)   special recognition bonus and special bonus,

          (5)   contractual severance and change-of-control benefits, and

          (6)   nonqualified deferred compensation plan participation.

        Our executives also receive certain other benefits that are available to most salaried employees, such as participation in general health, life and disability insurance plans, profit-sharing and 401(k) savings plans.

        We set base salary at a level that reflects the value an executive brings to our company on a day-to-day basis. The annual incentive award is designed to reward achievements during a given year, while long-term incentive compensation serves to drive performance that reflects stockholder interests and provides rewards commensurate with investor returns.

        We recognize that our company has entered into a definitive agreement to be acquired by Grifols, S.A. (Grifols) which by definition involves a change of control. This could result in the departure or distraction of our executives to the detriment of our business. Further, a number of key executives have monetized a substantial portion or their entire portion of vested equity, and on a relative basis, the remaining unvested equity has minimal retentive value relative to the monetized position. The compensation committee and our board of directors believe that the prospective change of control will result in our executives facing uncertainties as to how the change of control might affect them. To allow our executives to focus on making decisions that are in the best interests of our stockholders, and to encourage them to remain with our company despite the possibility that the change of control might affect them adversely, we have given certain of our executive officers contractual change-of-control benefits. Severance and change-of-control benefits are also designed to provide some measure of financial security following termination of employment under certain defined circumstances. The compensation committee determines the appropriate mix of these elements.

        In setting compensation levels for the annual base salary and annual incentive compensation categories, we generally follow competitive practices among our peer group. The percentage of total compensation allocated to base salary, annual incentive and long-term incentive varies by individual, and that individual determination is based on the responsibilities of the individual executive. As a general matter, however, we have targeted the median of market salaries and annual incentives and allocated a higher percentage of total executive compensation towards long-term incentive-based payments than is typical of other companies in our peer group. However, the Grifols merger agreement includes restrictive covenants on providing further equity grants, thereby reducing retention incentives and limiting the ability of the compensation committee to provide annual long-term incentives, effectively reducing compensation below the median long-term incentive compensation of the peer group companies and eliminating a key retentive component of compensation.

        For annual incentives in 2010, the compensation committee used adjusted EBITDA, revenue, net income and a set of specific business performance and strategic targets to determine awards for our executive management group, including our named executive officers. For long-term incentive compensation, the compensation committee used adjusted EBITDA as the vesting criteria for the performance-based option grants made in 2008 (constituting 35% of the overall option grant), and earnings per share (EPS) as the vesting criteria for the performance share units granted in 2010. The remaining 65% portion of the option grants made in 2008 are subject to service-based vesting, as well as the stock option and restricted stock units granted in 2009. The performance measures for the 2010 annual and long-term incentives were set by the compensation committee after a thorough review of the company's executive compensation program in connection with our initial public offering on October 1, 2009. The compensation committee determined that adjusted EBITDA, net income and revenues for annual incentive measures and earnings per share for long-term incentives were more appropriate measures of our performance as a public company.

        Revenue, net income and earnings per share targets were all determined in accordance with U.S. GAAP. Adjusted EBITDA is a financial measure that is not defined by U.S. GAAP. A non-GAAP financial measure is a numerical measure of a company's financial performance that (a) excludes amounts, or is subject to adjustments that have the effect of excluding amounts, that are included in a comparable measure calculated and presented in accordance with GAAP in the statement of operations, such as net income, or the statement of cash flows, such as operating cash flow; or (b) includes amounts, or is subject to adjustments that have the effect of including amounts, that are excluded from the comparable measure so calculated and presented. Certain items that we eliminate in calculating adjusted EBITDA have been significant to our business and are expected to be significant in the future: (i) interest expense is a necessary element of our costs and is largely a function of our capital structure and reflects our debt levels, (ii) depreciation and amortization primarily result from the allocation of resources relative to investment decisions by our management and board of directors, (iii) income tax expense results from our performance and applying statutory tax rates in the jurisdiction in which we operate coupled with the application of income tax accounting guidance and tax planning strategies, (iv) non-cash compensation expense is expected to be a recurring component of our costs, although we expect that we will not grant share-based compensation in the same magnitude in the future, (v) expenses related to our special recognition bonuses are significant, and although we do not expect to grant bonuses in this magnitude in the future, bonuses will continue to be a key component of compensation to retain and attract employees, and (vi) expenses related to debt extinguishment represent a necessary element of our costs to the extent that we restructure our debt. Although we currently believe other items such as management fees, transition and non-recurring expenses such as the unfavorable legal verdict and retention bonuses will not recur in the future in the same magnitude that they have occurred in the past, we may incur similar charges in the future. Other items, such as impairment charges, are not predictable, and therefore we could incur similar charges in the future. Interest expense, income taxes, depreciation and amortization are typical exclusions from net income when calculating the non-GAAP financial measure EBITDA. Specifically, for 2010, the adjusted EBITDA measure was calculated from EBITDA by excluding non-cash share-based compensation expense, special recognition bonus expense, charges/losses related to long-lived assets, net, Grifols merger-related expenses, the unfavorable legal verdict and non-operating income associated with our investment in Centric Health Resources, Inc.

        The compensation committee uses adjusted EBITDA, in addition to revenue and net income, as a financial performance objective because it is one of our primary financial performance measures used in the day to day oversight of our business to, among other things, allocate financial and human resources across our organization, determine appropriate levels of capital investment and research and development spending, determine staffing needs and develop hiring plans, manage our plants' production plans, and assess appropriate levels of sales and marketing initiatives. In order to motivate top performance by our executives, we establish a target level for each of the various performance criteria that is high enough that there is no certainty it is achievable. The target level for any performance criterion changes from year to year. These target performance levels reflect challenges with respect to various factors such as sales volume and pricing, cost control, working capital management, regulatory compliance, completion of capital projects, plasma platform objectives, R&D objectives and sales and marketing objectives, among others. Our compensation committee has discretion to adjust the actual results related to the performance targets positively or negatively for items which, in the opinion of the compensation committee, were not reasonably within management's control. The compensation committee also evaluates the manner in which actual results were achieved to determine if unusual actions or risks were taken that would impact or manipulate the results.

        In addition to executive market data and corporate performance, our compensation committee also reviews the individual performance of our executive officers in making its decisions on annual executive compensation. At the beginning of each year, the compensation committee establishes the key financial and non-financial goals by which it will evaluate our company's and each executive officer's performance. At the end of the year, the compensation committee evaluates our performance and that of our CEO, along with the performance of our other executive officers. Each executive officer receives an individual performance rating based on achievement relative to his or her goals. The compensation committee then considers executive market data, company performance and individual performance ratings in determining whether to grant increases in base salary and annual bonus awards. Annual bonus award payments are adjusted (both up and down) based on individual performance. There is no pre-established weight assigned to any of these individual considerations.

        Our general practice for an executive who is new in his/her position is to establish base salary compensation at or below the market at the time of hire, moving toward the median of the market over time, with total annual cash compensation at market, and to increase the variable portion over the first several years in the position, assuming that performance warrants such increases. On occasion, when warranted by market conditions, we have paid median base and bonus levels and given an upside opportunity with an equity grant. This assures us that the new executive is deserving of market-level compensation prior to his/her actual receipt of such compensation. Other material increases in compensation generally relate to promotions or added responsibilities. In certain circumstances, at the discretion of the compensation committee, executives may be paid at or above market rates.

        For all of our executive officers, we review total compensation, including base salary, annual target bonus and long-term incentives, relative to the market in making the final determination of each compensation element.

        Salary.    Base salary provides an executive with basic, guaranteed compensation and reflects the value of the employee in the market as well as his or her historic contribution to our success. Our compensation committee generally reviews salaries for our executive officers on an annual basis. Since inception, based on such annual adjustments, we have not decreased base salary for any of our executive officers. In 2010, due to the merger agreement with Grifols, the compensation committee did not increase base salary of the named executive officers from 2009 levels, except for Mr. Perkins in connection with his May 2010 promotion. To the extent the acquisition by Grifols is not completed for any reason, the compensation committee recognizes the need to place a high priority on reviewing named executive officer salaries. As a guideline, we generally establish base salary at approximately the median compensation level for similarly situated positions within our peer group. The following chart illustrates how our executives' salaries compare to others in our peer group, or with other similarly situated companies using aggregate data in the published industry compensation surveys where our peer group alone did not provide sufficient data.

Title	Base Salary(2)	Executive Market Data Median(3)	Talecris versus Median
CEO	$950,000	$930,936	102%
CFO	$425,000	$472,600	90%
Executive VP, General Counsel & Secretary	$400,000	$434,100	92%
Executive VP, Operations	$375,000	$375,446	100%
Executive VP, Global Commercial(1)	$420,000	$405,000	104%

(1)
Effective May 25, 2010, Mr. Perkins was named our Executive Vice President, Global Commercial. Prior to this date, he served as our Senior Vice President and General Manager, U.S. Commercial Operations.

(2)
As a result of the compensation committee's analysis of executive market data and the increase in Mr. Perkins' responsibilities, the compensation committee approved a base salary adjustment for Mr. Perkins, from $280,000 to $420,000 effective May 30, 2010. There were no other salary adjustments made for our named executive officers during 2010.

(3)
The executive market data median salaries provided in this column are from the compensation committee's 2010 salary review for the Executive VP, Global Commercial, and from the compensation committee's 2009 salary review for the other named executive officers.

        Our CEO's base salary is specified in his employment agreement. In determining whether to adjust our CEO's base salary, our compensation committee considers a number of factors, including data regarding salaries of similarly situated officers in the peer group, the scope of our CEO's responsibilities, individual performance and number of years spent in his current position. In making base salary recommendations to our compensation committee for other executives, our CEO and the compensation committee consider similar factors.

        Annual Incentive Plan (Non-Equity Based Management Bonus) and Supplemental Performance Bonus Compensation.    We use base salary to determine an executive's annual incentive award under the Management Bonus Plan, which we calculate by using a target multiple of base salary. Management Bonus Plan compensation is awarded based on achievement of our annual financial and strategic objectives.

        We structure the annual incentive element to reward not only increased value for stockholders but also performance with respect to key operational factors and non-financial goals that we believe to be important to our long-term success, but which may not be immediately reflected in financial performance metrics. This annual incentive award ensures that a significant portion of each executive's compensation is directly tied to our performance in a given year, thereby providing significant financial incentives to executives to achieve our short-term financial and strategic objectives. The annual targets communicate to our executives the key accomplishments that the compensation committee wishes to reward and ensure that overall executive compensation is consistent with the level of achievement of our goals.

        Towards the beginning of the year, our compensation committee determines the annual incentive program company performance targets that must be met to fund the Management Bonus Plan. In 2010, the three targets consisted of consolidated adjusted EBITDA, net income and revenue. In each year, we have been required to achieve at least 90% of one of the financial targets in order to fund the plan. In 2010, the maximum total amount payable under the Management Bonus Plan was set at 150% of the target award. After the end of each year, the compensation committee reviews our financial and strategic performance results, determines the dollar amount of the annual incentive available for all participants in the aggregate and determines the portion of that pool payable to each individual executive. These amounts reflect the various elements of performance, including numerical financial targets and individual goals tied to other performance criteria, as appropriate.

        All of our named executive officers are measured against the same company-wide financial and strategic goals as a factor in determining their annual incentives. In addition, our CEO reviews each other named executive officer's performance with the compensation committee and recommends a performance factor (ranging from 0 to 1.5) to be applied to each such executive's bonus. The compensation committee makes the same assessment for our CEO. Performance factors are based on an assessment of a named executive officer's leadership in his or her individual areas of responsibility, leadership within the company, contribution towards business results and contribution towards the achievement of strategic objectives. The compensation committee may apply positive or negative discretion to the payout amounts for any individual executive based upon the committee's subjective assessment of his or her individual performance. There is no specific weighting of individual performance considerations in this assessment.

        The compensation committee previously established the annual incentive targets of our named executive officers to approximate the median with respect to similarly situated executives, based on a review of executive market data. Our CEO's annual target incentive is 100% of his base salary. The annual target incentives for our other named executive officers range from 75% to 80% of base salary.

        The financial targets used for 2010 annual incentives were $405.3 million of adjusted EBITDA, $194.9 million of net income, and $1,651.6 million of revenue. The strategic targets related to completion of capital projects, completion of program milestones, improved plasma operations efficiency, product development, and governance and compliance activities.

        The actual adjusted EBITDA and net income and revenue (each adjusted as described below) used in the determination of the 2010 Management Bonus pool were $427.2 million, $216.5 million and

$1,614.2 million, respectively, after adjusting for the impact of foreign exchange rates, an unfavorable legal verdict of $43.7 million (including interest through December 31, 2010), and merger-related transaction costs of $27.7 million, which were deemed by the compensation committee to be either outside of management's control or one-time events, although the compensation committee separately adjusted the bonus pool downward to take into account the legal verdict specifically as described below. As the adjusted net income and adjusted EBITDA financial targets were exceeded, the Management Bonus Plan was funded.

        Our compensation committee also reviewed our 2010 corporate performance in relation to the following strategic targets, which are also established by the compensation committee towards the beginning of the year. While the Plasma Operations strategic targets are in part numerically quantifiable, most of the research and development and capital project milestones were evaluated based on whether they were partially met, met or exceeded, as noted below.

  •
  Plasma Operations:    This goal was weighted at 10% and was payable at 9.2% (92% of target), due to the 2010 average cost per liter being $3.24 unfavorable to target but above the minimum expectation, and the percentage of FDA center inspections with favorable results and GHA inspections receiving 2-year certifications significantly exceeding expectations.

  •
  Capital Projects:    This goal was weighted at 9% and was payable at 9% (100% of target) due to the completion of key North Fractionation Facility, Koate and Albumin project milestones.

  •
  R & D Milestones:    This goal was weighted at 4% and payable at 4% (100% of target) due to meeting the Prolastin key program milestones.

  •
  Sarbanes-Oxley Section 404 Compliance:    This goal was weighted at 5% and payable at 5% (100% of target), due to meeting the requirements of Sarbanes-Oxley Section 404 compliance.

  •
  Prolastin Reimbursement:    This goal was weighted at 2% and payable at 0% (0% of target), as reimbursement was not achieved in at least one additional European Union country.

        Factoring results versus each performance target, the compensation committee decided to set the funding level for executive bonuses at 97.4% of target overall, but reduced the funding level for Messrs. Stern and Gaither to 87.4% and for the other named executive officers to 92.4% as a result of the unfavorable legal verdict referred to above. No credit was given for the additional work required to complete filings and other processes needed to support the Grifols transaction. As illustrated by the chart below, this funding level was determined based on the following considerations: approximately 34.1% of this amount reflects our generation of 113.5% of our target 2010 adjusted EBITDA; approximately 36.2% reflects our achievement of 120.5% of our target 2010 net income; 0% reflects our achievement of 97.7% of target 2010 revenue; and approximately 27.2% reflects our achievement of 90.7% of strategic targets.

Performance Goals	Bonus Pool Weighting	Target Achievement Percentage	Bonus Pool Target Funding Percentage
Adjusted EBITDA	30%	113.5%	34.1%
Net Income	30%	120.5%	36.2%
Revenue	10%	97.7%	0%
Strategic Targets	30%	90.7%	27.2%

Total	100%	—	97.4	%(1)

(1)
Note that the percentages in this column are rounded for reference purposes; 97.4% is the sum of the exact percentages.

        Under the 2010 Management Bonus Plan, the annual incentive awards are paid in a single lump sum in the first quarter of the calendar year following the year in which they are earned. In 2011, the annual incentive bonus amounts for 2010 were determined by our compensation committee based upon consideration of (i) the company's achievement of its financial and strategic targets as mentioned above, and (ii) the compensation committee's subjective assessment of the named executive officers' individual performance, expressed as an individual performance factor. With respect to the named executive officers other than the CEO, our CEO's recommendation was considered by the compensation committee in making its assessment of individual performance. The target bonuses and the actual annual incentive awards paid to each named executive officer in 2011 for services performed in 2010 are illustrated on the following chart. The individual performance factor applied for Messrs. Stern, Hanson, Gaither and Perkins and Ms. Kuhn was 100%, due to their achievement of established performance objectives and without consideration of the extraordinary efforts in our merger agreement with Grifols.

Executive	Salary	Target	Funding	Performance Factor	Bonus
Lawrence D. Stern	$950,000	100.00%	87.40%	100.00%	$830,300
John M. Hanson	$425,000	80.00%	92.40%	100.00%	$314,160
John F. Gaither, Jr.	$400,000	75.00%	87.40%	100.00%	$262,200
Mary J. Kuhn	$375,000	75.00%	92.40%	100.00%	$259,875
John R. Perkins(1)	$420,000	75.00%	92.40%	100.00%	$250,013

(1)
As a result of the compensation committee's analysis of executive market data and the increase in Mr. Perkins' responsibilities effective May 25, 2010, the compensation committee approved an annual target incentive adjustment for Mr. Perkins, from 65% to 75% effective May 30, 2010. Accordingly, Mr. Perkins' bonus was determined under the 75% target with respect to his actual compensation earned in 2010. There were no other annual target incentive adjustments made for our named executive officers during 2010.

        Long-Term Incentive Compensation (Stock Options, Restricted Stock, Restricted Stock Units and Performance Share Units).    We design the long-term incentive component of our executive compensation to promote retention, and to align the interests of executives and stockholders. We do this by connecting stockholder return and long-term compensation, thereby motivating executives to achieve long-range goals that directly benefit our stockholders.

        As a means of achieving these goals, the compensation committee has historically granted long-term incentive compensation in the form of equity awards, using a mixture of stock options, restricted stock units and restricted stock, with both performance-based vesting and service-based vesting. In 2010, the compensation committee also began granting performance share units.

        Long-term equity awards are granted under our 2009 Long-Term Incentive Plan.

        In connection with our initial public offering on October 1, 2009, the compensation committee reviewed the long-term incentive packages of our executive officers and approved grants of restricted stock unit awards, option awards and performance share units as the best means of providing long-term incentives. The restricted stock unit and option awards were granted effective upon the initial public offering, and the performance share unit awards were made on March 8, 2010, during the normal grant cycle. The total value of these two grants combined is equivalent to that of a normal annual grant. These awards were designed to reward performance over an extended period of time, align the interests of the executives with the long-term interests of our stockholders, assist the company in retaining talented executives, and create a "portfolio approach" to our senior executives' compensation packages, balancing short and long-term incentives and further promoting company stock ownership. No other long-term incentive awards were made to our named executive officers in 2010.

        We believe that stock options ensure financial alignment of our executives' interests with those of our stockholders, rewarding performance that results in increased company equity value and promoting stock ownership. Generally, the stock options vest annually over a period of three years measured beginning with the April 1 in the year following the grant date (one-third each year), so long as the executive remains in continuous service with the company (subject to post-retirement vesting in the event of an executive's qualifying retirement and in the absence of certain post-retirement employment elsewhere).

        Restricted stock unit awards give the holder the right to receive a share of company stock for each vested unit, and are granted to create a sense of ownership in the company, to reward performance, and also to promote retention by providing full value equity compensation rather than solely granting stock options. Generally, the restricted stock units vest annually over a period of three years measured beginning with the April 1 in the year following the grant date (one-third each year), so long as the executive remains in continuous service with the company (subject to post-retirement vesting in the event of an executive's qualifying retirement and in the absence of certain post-retirement employment elsewhere). Upon vesting, the restricted stock units are settled by issuance of one share of company common stock per unit.

        Performance share units are awards that vest based on achievement of pre-established objective performance goals, including, but not limited to, sales, revenue, earnings per share, cash flow (unlevered cash flow or free cash flow), EBITDA (earnings before interest, taxes, depreciation and amortization), adjusted EBITDA, debt repayment, return on assets, return on equity or total stockholder return. For performance awards, the compensation committee will establish a performance period and the performance targets for each performance measure that must be achieved at the end of the performance period for awards to vest. The number of shares provided upon the vesting of the performance awards varies based on actual performance in a year relative to a defined minimum and maximum performance target for that year. The performance share units granted on March 8, 2010, vest annually over a three-year performance period which began on April 1, 2010, with the potential for 0% to 125% payout based on earnings per share targets achieved in 2010, 2011, and 2012. For the one-third of these units vesting based on the 2010 performance period, the earnings per share target was $1.50 per share, with actual adjusted earnings per share of $1.68, providing a 125% payout under the terms of the awards.

        All awards to executives are made by our compensation committee. The equity grant level for each executive is determined solely at the discretion of our compensation committee and is based largely on the salary grade of the executive, his or her date of hire and the amount of equity that is typically provided to employees at that level based on our reference to the executive market data provided by Aon Hewitt. To a lesser extent, the compensation committee may adjust the grant based on market considerations or circumstances particular to a newly hired executive. For our CEO, the compensation committee also evaluates the targeted long-term incentive award relative to stockholder return and stockholder value, and for other executives, our CEO provides recommendations to the compensation committee for their review and approval. The long-term incentive grants made in connection with our initial public offering, in the aggregate, are intended to approximate the 60th percentile of equity award value for similar positions as determined by reference to our executive market data, adjusted by the compensation committee for each executive to reflect the other above-mentioned considerations.

        As a result of this analysis, in connection with our initial public offering, the compensation committee made the following grants of restricted stock units, options and performance share units to our named executive officers, expressed in dollar value.

	Stock Option Awards(1)	Restricted Stock Unit Awards(1)	Performance Share Units Awards(2)	Total
Lawrence D. Stern	$861,970	$861,954	$1,723,919	$3,447,843
John M. Hanson	$337,496	$337,497	$424,995	$1,099,988
John F. Gaither, Jr.	$249,997	$249,983	$349,989	$849,969
Mary J. Kuhn	$174,997	$174,990	$349,989	$699,976
John R. Perkins	$112,495	$112,499	$349,989	$574,983

(1)
Based on the dollar values determined by the compensation committee, we granted the following number of restricted stock units and options to purchase shares to our named executive officers in connection with our initial public offering: Mr. Stern, 45,366 restricted stock units and options to purchase 90,070 shares; Mr. Hanson, 17,763 restricted stock units and options to purchase 35,266 shares; Mr. Gaither, 13,157 restricted stock units and options to purchase 26,123 shares; Ms. Kuhn, 9,210 restricted stock units and options to purchase 18,286 shares; and Mr. Perkins, 5,921 restricted stock units and options to purchase 11,755 shares. The number of restricted stock units was determined based on a grant price of $19.00, the initial public offering price, and the number of stock options was determined based on the fair value of $9.57 determined under FASB ASC Topic 718 using a Black-Scholes model.

(2)
The number of shares to settle the performance award was calculated based on the target number of shares originally calculated using the fair value of the shares at the time of grant and then adjusted for performance based on the potential for additional 25% upside and 100% downside. Based on the grant price of $21.51, the closing price of our common stock as reported by the Nasdaq Global Select Market on March, 8, 2010, we granted the following number of performance shares to our named executive officers: Mr. Stern, 80,145 performance shares; Mr. Hanson, 19,758 performance shares; Mr. Gaither, 16,271 performance shares; Ms. Kuhn, 16,271 performance shares; and Mr. Perkins, 16,271 performance shares.

2006 Special Recognition Bonus Plan; Restricted Share and Special Recognition Awards; Additional Special Bonus

2006 Special Recognition Bonus Plan

        Our Special Recognition Bonus Plan is an unfunded, non-qualified retirement plan established by our compensation committee effective October 1, 2006. The Special Recognition Bonus Plan provided a one-time award to our senior executives, including our named executive officers, as a means of recognizing their outstanding performance and to protect them in case of certain change of control events. Awards were designed to reward past performance and were provided to executives in recognition of their efforts towards the extraordinary value realized by our company and our stockholders through the award grant dates. Pursuant to the Special Recognition Bonus Plan, our CEO was awarded a cash payment of $855,330 in October 2006. Our other named executive officers as a group were awarded cash payments under the plan totaling $180,920 in October 2006. The October 2006 award was paid 20% in each of October 2006, March 2007, March 2008, and March 2009, and the remaining 20% was paid in March of 2010. To have received the cash payments, the executive was required to have remained actively employed or be a Key Person, as defined in our 2005 Stock Option and Incentive Plan, at the time of payment (other than in the case of death or disability), thereby helping to ensure the alignment of the awardees' interests with those of our company and our stockholders.

2006 Restricted Share and Special Recognition Awards

        In furtherance of the goals that underlie both the company's long-term incentive compensation program and the Special Recognition Bonus Plan, we granted, in December 2006, an award of cash and restricted shares (and for our CEO, also unrestricted shares) to various employees and directors, including our executive officers, in recognition of the outstanding contributions of such individuals to our success from our inception through the grant date. With respect to the total December 2006 award, 40% was paid in cash in December 2006, installments of 10% each were paid in cash in March of 2008 and 2009, and the final installment of 10% was paid in cash in March of 2010 from the irrevocable trust established to hold the plan's funds, and restricted shares equal to 30% of the diminution in value were issued vesting ratably in 2008, 2009 and 2010. To have received the installments of cash or restricted stock, the executive was required to have remained actively employed at the time of vesting or payment.

Additional Special Bonus

        In keeping with the rationale that underlies our Special Recognition Bonus Plan, we also made a special bonus award to John R. Perkins, currently our Executive Vice President, Global Commercial, in recognition of the extraordinary value realized by our company and stockholders due, in part, to his efforts. Mr. Perkins, as a newly eligible participant in our company's long-term incentive plan, received an option award with a four year vesting schedule that was inconsistent with the terms of Mr. Perkins' offer letter. Because of this, on February 13, 2007 our compensation committee granted a special bonus to him to compensate him for the value he would have received if his option grant was awarded in accordance with his employment offer letter. The terms of the special bonus were dependent upon the value of our common stock (as later amended by our compensation committee on April 1, 2008). Under the special bonus arrangement, the maximum bonus amount was $2,026,820, to be paid over three years beginning in 2008. On April 11, 2008, Mr. Perkins was paid $596,527 of his special bonus. On March 15, 2009, we paid $675,607 to Mr. Perkins and on March 15, 2010, we paid Mr. Perkins the final installment in the amount of $754,675. To receive the additional special bonus payments, Mr. Perkins was required to remain a "Key Person," as defined in our 2005 Stock Option and Incentive Plan, at the time of payment.

        Other Compensation.    We structure our other compensation to provide competitive benefit packages to employees, including our executives. We try to structure our benefit programs to be comparable to those offered by industry peers. We offer certain perquisites and other personal benefits to senior executives, primarily consisting of housing and relocation expenses as well as the severance and change in control benefits described below. We tie these benefits to competitive practices in the market, a practice the compensation committee believes enables us to attract and retain executives with the talents and skill sets we require.

        We offer certain other benefits, such as a portion of health insurance premiums, to all U.S. based salaried employees. We also compensate all salaried employees by matching their contributions to our 401(k) plan, the Talecris Biotherapeutics Holdings Corp. Employee Savings Plan (the Talecris Savings Plan, or the TSP). In accordance with the TSP, we provide a 100% match on the first 3% of employee contributions and a 50% match on the next 2% of employee contributions, up to specified levels and as limited under the Code. As an additional annual performance-based incentive, we may deposit an amount equal to up to 3% of each eligible employee's annual compensation, subject to the IRS limitation on eligible compensation (which was $245,000 in 2010), into the employee's 401(k) account as a profit sharing contribution. For 2010, a profit sharing contribution of 2.5% was awarded based on the company achieving 106-110% of its adjusted EBITDA goal. To pay a maximum contribution of 3%

the company had to achieve over 110% of its adjusted EBITDA goal for 2010. No contribution is made if the company achieves less than 90% of its goal. All contributions may be adjusted at the discretion of the compensation committee.

        We offer the Supplemental Savings Plan (the SSP) to provide highly compensated employees, whose contributions to the TSP are limited under the Code, with supplemental benefits to make up for such Code-imposed limitations. The SSP is an unfunded, nonqualified deferred compensation plan for the executive officers and a small group of other senior management employees. Because this plan is unfunded, participants receive benefits only if we have the financial resources to make the payments when due. The compensation committee believes benefits such as this nonqualified supplemental plan are commonly extended to executives at other companies, and by offering these benefits we remain competitive in the market for qualified senior-level executive talent.

        Retirement Benefits.    Beyond the TSP and the SSP, we offer no retirement benefits. Our compensation committee believes that this approach to sharing retirement planning obligations with our employees, including executives, is generally consistent with that taken by companies in our peer group. We believe that responsible companies engage their executives and other employees as partners in preparing for retirement, by offering robust investment choices, opportunities for financial education, company matching of employee contributions and deposit of profit-sharing proceeds directly into the employees' TSP accounts.

        Severance and Change in Control Agreements.    In 2008, we adopted a severance plan for our named executive officers, structured to comply with the requirements of Section 409A of the Internal Revenue Code of 1986, as amended (the Code). Code Section 409A and its underlying regulations and guidance generally govern the structure of nonqualified deferred compensation arrangements, with a few exemptions. For Messrs. Stern, Hanson and Gaither, the severance provisions are incorporated into their employment agreements and provide that if the executive's employment is terminated as a result of various scenarios, including for Cause or without Good Reason, without Cause or for Good Reason and Death or Disability, the executive will receive the severance benefits specified in their employment agreement. Ms. Kuhn and Mr. Perkins have separate severance agreements, which provide that if the executive's employment is terminated without Cause or for Good Reason, the executive will receive the benefits specified in the severance agreement. We also provide change in control benefits to a limited number of executives, including Messrs. Hanson, Gaither and Perkins, to ensure that they can focus on working to secure the best outcome for stockholders in the event of a possible change in control, even if it means that they lose their jobs as a result. These agreements are described below under the heading "—Potential Payments Upon Termination or Change in Control."

Internal Pay Equity

        The compensation committee has reviewed the disparity in the level of compensation between Mr. Stern and our other named executive officers. The committee decided that this disparity was appropriate due to Mr. Stern's responsibility as CEO for the overall management and strategic leadership of the company and his importance to our success in the complicated transition of our company from a division of Bayer to a stand-alone company, and throughout the process of our initial public offering. Since our separation from Bayer, Mr. Stern's management has led our achievement of operational efficiencies that have markedly improved the company's performance.

Tax and Accounting Considerations

        All elements of compensation, including salaries, generate charges to earnings under accounting principles generally accepted in the United States (U.S. GAAP). We generally do not adjust compensation components based on accounting factors. With respect to tax treatment, we consider the tax effect of types of compensation. We also consider the impact of Section 162(m) of the Code on compensation decisions. Section 162(m) of the Code generally provides that publicly held companies may not deduct compensation in excess of $1,000,000 paid in any fiscal year to its chief executive officer and the other three most highly compensated named executive officers employed at the end of the year (other than its chief financial officer). However, pursuant to regulations issued by the U.S. Treasury Department, certain limited exemptions to Section 162(m) apply with respect to "qualified performance-based compensation." A large portion of long-term incentive compensation is provided through stock options, which are considered "performance based." Additionally, our annual incentive Management Bonus Plan is structured to meet the criteria for performance-based compensation; it is possible, however, that payments under the Management Bonus Plan could fail to meet the requirements for performance-based compensation. Certain programs related to the special recognition bonuses paid in 2010 as well as grants of restricted stock do not meet the criteria for "performance-based compensation." As such, it is possible that total remuneration with respect to a named executive for a taxable year may exceed the $1,000,000 deduction limitation.

        We had no policy prior to 2011 addressing recovery of previously granted performance-based awards to the extent financial results underlying those awards are restated, but that situation has never arisen. If it does occur, our compensation committee would determine the appropriate action under the circumstances. The 2011 Management Bonus Plan will contain recovery provisions. The 2009 Long-Term Incentive Plan provides that unless otherwise specifically provided in an award agreement and to the extent permitted by applicable law, the compensation committee may require that each recipient of an award agree to reimburse us for all or any portion of any awards granted under the 2009 Long-Term Incentive Plan if the granting, vesting, or payment of the award within a period of three years was predicated upon the achievement of financial results or other performance criteria and the participant either benefited from a calculation that later proves to be materially inaccurate or engaged in material acts of fraud or misconduct that caused the need for a financial restatement by us and these events affected the award. No awards agreements have provided otherwise.

Stock Ownership Guidelines

        We have not established specific guidelines for ownership of stock by management. Our compensation committee believes that our long-term equity-based awards provide significant and sufficient management alignment with the interests of our stockholders. All directors who are not employees of the company or of Cerberus or Ampersand are expected to beneficially own by the end of their third year in office common stock of the company having a value of at least 20 times the quarterly retainer for directors.

Executive Employment Agreements

        Talecris developed employment agreements for its executive team to help retain executive talent, by providing the executives with assurances that they would have some protection if the company's short-term goals were not met. With the company being private and there being no way for the executives to monetize the long-term equity incentive components of the plan, employment agreements like those of similar companies were provided.

        We have executive employment agreements with Lawrence D. Stern, our CEO, John M. Hanson, our Executive Vice President and Chief Financial Officer, and John F. Gaither, Jr., our Executive Vice President, General Counsel and Secretary. For most other employees, including other executive officers, the terms of employment are specified in formal offer letters which are generally extended to employees prior to the commencement of employment. We have written employment arrangements with Mary J. Kuhn, our Executive Vice President, Operations, and John R. Perkins, our Executive Vice President, Global Commercial. Messrs. Stern, Hanson, Gaither and Perkins, Ms. Kuhn and a number of our executives are entitled to severance, in varying amounts, upon termination of their employment. The material terms of these agreements with our named executive officers are described below under the heading "—Employment Agreements."

Conclusion

        The compensation committee thoroughly reviews all aspects of our executive compensation program, and believes that each element of compensation and the total compensation provided to each of our named executive officers is reasonable and appropriate for satisfying our objectives. However, the committee also recognizes that the Grifols acquisition agreement including restrictions on providing further equity grants, coupled with the monetized position of some key executives, increases near-term retentive risk. The value of the compensation payable to the named executive officers is significantly tied to our performance and returns to our stockholders. The compensation committee believes that our compensation programs provide an appropriate mix of elements that will allow us to continue to attract and retain a top performing management team, and to promote company growth without encouraging inappropriate risk-taking by our executives.

Executive Compensation

Summary Compensation Table

        The following summary compensation table sets forth the total compensation paid or accrued for the years ended December 31, 2010, 2009 and 2008 to our CEO and our other most highly compensated executive officers who were serving as executive officers on December 31, 2010. We refer to these officers as our "named executive officers."

2010 Summary Compensation Table

Name and Principal Position(1)	Year	Salary ($)(2)	Bonus ($)(3)	Stock Awards ($)(4)	Option Awards ($)(5)	Non-Equity Incentive Plan Compensation ($)(6)(7)	All Other Compensation ($)(8)	Total ($)
Lawrence D. Stern,	2010	$950,000	—	$1,723,919	—	$834,740	$356,379	$3,865,038
Chairman and Chief	2009	$730,767	—	$861,954	$861,970	$1,628,357	$292,235	$4,375,283
Executive Officer	2008	$599,997	—	—	—	$1,964,157	$221,360	$2,785,514
John M. Hanson,	2010	$425,000	—	$424,995	—	$315,640	$45,109	$1,210,744
Executive Vice President and	2009	$404,808	—	$337,497	$337,496	$452,688	$44,836	$1,577,325
Chief Financial Officer	2008	$341,873	—	—	$114,505	$407,919	$43,362	$907,659
John F. Gaither, Jr.,	2010	$400,000	—	$349,989	—	$262,335	$35,622	$1,047,946
Executive Vice President,	2009	$378,846	—	$249,983	$249,997	$355,474	$59,575	$1,293,875
General Counsel and Secretary	2008	$328,198	—	—	$1,824,438	$320,725	$81,773	$2,555,134
Mary J. Kuhn,	2010	$375,000	—	$349,989	—	$261,725	$39,113	$1,025,827
Executive Vice President,	2009	$337,545	—	$174,990	$174,997	$309,577	$37,200	$1,034,309
Operations	2008	$295,770	—	—	—	$287,399	$33,959	$617,128
John R. Perkins,	2010	$360,769	$754,675	$349,989	—	$250,753	$35,456	$1,751,642
Executive Vice President,	2009	$281,539	$675,607	$112,499	$112,495	$224,461	$162,896	$1,569,497
Global Commercial	2008	$246,922	$596,527	—	$229,010	$204,959	$162,275	$1,439,693

(1)
Effective May 25, 2010, John R. Perkins was named our Executive Vice President, Global Commercial; previously he served as our Senior Vice President and General Manager, Portfolio Management and U.S. Business and our Vice President and General Manager, U.S. Commercial Operations.

(2)
Includes amounts deferred from salary, at the election of the named executive officers, pursuant to the Talecris Savings Plan and Supplemental Savings Plan. The total of such deferred amounts, for each of the named executive officers in 2010 was as follows: Mr. Stern, $49,013; Mr. Hanson, $27,789; Mr. Gaither, $21,231; Ms. Kuhn, $174,538; and Mr. Perkins, $23,674. The total of such deferred amounts, for each of the named executive officers in 2009 was as follows: Mr. Stern, $45,981; Mr. Hanson, $28,077; Mr. Gaither, $19,983; Ms. Kuhn, $154,547; and Mr. Perkins, $21,712. The total of such deferred amounts in 2008 was as follows: Mr. Stern, $108,846; Mr. Hanson, $37,406; Mr. Gaither, $15,626; Ms. Kuhn, $130,480; and Mr. Perkins, $46,615. The deferred portions are also shown in the Nonqualified Deferred Compensation Table.

(3)
For Mr. Perkins in 2010, this amount represents the third and final cash payment pursuant to a special bonus arrangement granted to Mr. Perkins on February 13, 2007, as amended by the compensation committee on April 1, 2008. For a description of the terms of the special bonus arrangement, see "—Elements of Compensation—Additional Special Bonus" under the Compensation Discussion & Analysis above. For Mr. Perkins in 2009, this amount represents the second cash payment. This amount includes $33,780 of compensation that was deferred, at Mr. Perkins' election, pursuant to the Supplemental Savings Plan. In 2008, this amount represents the first cash payment under the special bonus arrangement. This amount includes $119,305 of compensation that was deferred, at Mr. Perkins' election, pursuant to the Supplemental Savings Plan. The portions deferred into the Supplemental Savings Plan are also shown in the Nonqualified Deferred Compensation Table.

(4)
The amounts in this column were calculated based on the grant date fair value of our common stock, in accordance with FASB ASC Topic 718.

For 2010, the amounts in this column reflect grants of performance share units made on March 8, 2010 at the fair value of $21.51 per share, to Mr. Stern for 80,145 shares; to Mr. Hanson for 19,758 shares; to Mr. Gaither for 16,271 shares; to Ms. Kuhn for 16,271 shares; and to Mr. Perkins for 16,271 shares. For 2009, the amounts in this column reflect grants of restricted stock units made on September 30, 2009 at the fair value of $19.00 per share, to Mr. Stern for 45,366 shares; to Mr. Hanson for 17,763 shares; to Mr. Gaither for 13,157 shares; to Ms. Kuhn for 9,210 shares; and to Mr. Perkins for 5,921 shares.

(5)
The amounts in this column were calculated based on the grant date fair value of stock options computed using the Black-Scholes model, in accordance with FASB ASC Topic 718. For additional information regarding the assumptions used in determining fair value using the Black-Scholes pricing model, see Note 18, "Share-Based Compensation," to our audited consolidated financial statements included in our Form 10-K for the year ended December 31, 2010. The value of performance-based awards was calculated based on probable outcome of the performance conditions as of the date of grant.

For 2010, there were no grants issued. For 2009, the amounts in this column reflect grants made on September 30, 2009 at the fair value of $9.57 per option, to Mr. Stern for 90,070 options; to Mr. Hanson for 35,266 options; to Mr. Gaither for 26,123 options; to Ms. Kuhn for 18,286 options; and to Mr. Perkins for 11,755 options. For 2008, the amounts in this column reflect grants made on April 1, 2008 at the fair value of $4.35 per option, to Mr. Hanson for 26,360 options; to Mr. Gaither for 420,000 options; and to Mr. Perkins for 52,720 options.

(6)
In 2010, the amounts in the Non-Equity Incentive Plan Compensation column reflect the sum of (i) amounts earned during 2010 under the Management Bonus Plan, for which all amounts will be paid in March 2011 in accordance with the plan (with a portion of the 2011 payment contributed to the named executive officers' accounts in the Talecris Savings Plan and Supplemental Savings Plan), and (ii) interest earned during 2010 on a portion of the funds from our December 6, 2006 cash recognition award, made pursuant to the Special Recognition Bonus Plan, which were held in an irrevocable trust.

In 2009, the amounts in the Non-Equity Incentive Plan Compensation column reflect the sum of (i) amounts earned during 2009 under the Management Bonus Plan, for which all amounts were paid in March 2010 in accordance with the plan (with a portion of the 2010 payment contributed to the named executive officers' accounts in the Talecris Savings Plan and Supplemental Savings Plan), and (ii) interest earned during 2009 on a portion of the funds from our December 6, 2006 cash recognition award, made pursuant to the Special Recognition Bonus Plan, which were held in an irrevocable trust.

In 2008, the amounts in the Non-Equity Incentive Plan Compensation column reflect the sum of (i) amounts earned during 2008 under the Management Bonus Plan, for which all amounts were paid in 2009 in accordance with the plan (with a portion of the 2009 payment contributed to the named executive officers' accounts in the Talecris Savings Plan and Supplemental Savings Plan), and (ii) interest earned during 2008 on a portion of the funds from our December 6, 2006 cash recognition award, made pursuant to the Special Recognition Bonus Plan, which were held in an irrevocable trust.

(7)
For Mr. Stern in 2010, the amount reflected in this column includes an award of $830,300 pursuant to the Management Bonus Plan, which was paid in March 2011, and $4,440 of interest earned during 2010 on a portion of the funds from our December 6, 2006 cash recognition award, which was held in an irrevocable trust. For Mr. Stern in 2009, the amount reflected in this column includes an award of $1,539,812 pursuant to the Management Bonus Plan, which was paid in March 2010, and $88,545 of interest earned during 2009 on a portion of the funds from our December 6, 2006 cash recognition award, which was held in an irrevocable trust. For Mr. Stern in 2008, the amount reflected in this column includes an award of $1,874,400 pursuant to the Management Bonus Plan (of which $1,124,640 was paid in March 2009 and the remaining $749,760 was paid in October 2009 in accordance with the plan) and $89,757 of interest earned during 2008 on a portion of the funds from our December 6, 2006 cash recognition award, which was held in an irrevocable trust.

For Mr. Hanson in 2010, the amount reflected in this column includes an award of $314,160 pursuant to the Management Bonus Plan, which was paid in March 2011, and $1,480 of interest earned during 2010 on a portion of the funds from our December 6, 2006 cash recognition award, which was held in an irrevocable trust. For Mr. Hanson in 2009, the amount reflected in this column includes an award of $423,173 pursuant to the Management Bonus Plan, which was paid in

  March 2010, and $29,515 of interest earned during 2009 on a portion of the funds from our December 6, 2006 cash recognition award, which was held in an irrevocable trust. For Mr. Hanson in 2008, the amount reflected in this column includes an award of $378,000 pursuant to the Management Bonus Plan (of which $226,800 was paid in March 2009 and the remaining $151,200 was paid in October 2009 in accordance with the plan) and $29,919 of interest earned during 2008 on a portion of the funds from our December 6, 2006 cash recognition award, which was held in an irrevocable trust.

  For Mr. Gaither in 2010, the amount reflected in this column includes an award of $262,200 pursuant to the Management Bonus Plan, which was paid in March 2011, and $135 of interest earned during 2010 on a portion of the funds from our December 6, 2006 cash recognition award, which was held in an irrevocable trust. For Mr. Gaither in 2009, the amount reflected in this column includes an award of $352,786 pursuant to the Management Bonus Plan, which was paid in March 2010, and $2,688 of interest earned during 2009 on a portion of the funds from our December 6, 2006 cash recognition award, which was held in an irrevocable trust. For Mr. Gaither in 2008, the amount reflected in this column includes an award of $318,000 pursuant to the Management Bonus Plan (of which $190,800 was paid in March 2009 and the remaining $127,200 was paid in October 2009 in accordance with the plan) and $2,725 of interest earned during 2008 on a portion of the funds from our December 6, 2006 cash recognition award, which was held in an irrevocable trust.

  For Ms. Kuhn in 2010, the amount reflected in this column includes an award of $259,875 pursuant to the Management Bonus Plan, which was paid in March 2011, and $1,850 of interest earned during 2010 on a portion of the funds from our December 6, 2006 cash recognition award, which was held in an irrevocable trust. For Ms. Kuhn in 2009, the amount reflected in this column includes an award of $272,683 pursuant to the Management Bonus Plan, which was paid in March 2010, and $36,894 of interest earned during 2009 on a portion of the funds from our December 6, 2006 cash recognition award, which was held in an irrevocable trust. For Ms. Kuhn in 2008, the amount reflected in this column includes an award of $250,000 pursuant to the Management Bonus Plan (of which $150,000 was paid in March 2009 and the remaining $100,000 was paid in October 2009 in accordance with the plan) and $37,399 of interest earned during 2008 on a portion of the funds from our December 6, 2006 cash recognition award, which was held in an irrevocable trust.

  For Mr. Perkins in 2010, the amount reflected in this column includes an award of $250,013 pursuant to the Management Bonus Plan, which was paid in March 2011, and $740 of interest earned during 2010 on a portion of the funds from our December 6, 2006 cash recognition award, which was held in an irrevocable trust. For Mr. Perkins in 2009, the amount reflected in this column includes an award of $209,704 pursuant to the Management Bonus Plan, which was paid in March 2010, and $14,757 of interest earned during 2009 on a portion of the funds from our December 6, 2006 cash recognition award, which was held in an irrevocable trust. For Mr. Perkins in 2008, the amount reflected in this column includes an award of $190,000 pursuant to the Management Bonus Plan (of which $114,000 was paid in March 2009 and the remaining $76,000 was paid in October 2009 in accordance with the plan) and $14,959 of interest earned during 2008 on a portion of the funds from our December 6, 2006 cash recognition award, which was held in an irrevocable trust.

(8)
See below for additional information regarding the amounts disclosed in the "All Other Compensation" column.

All Other Compensation—Fiscal Year 2010

        The following table details the components of the amounts reflected in the "All Other Compensation" column of the Summary Compensation Table for each of our named executive officers for the fiscal year ended December 31, 2010.

Name	Perquisites & Other Personal Benefits(1)	Tax "Gross- ups" & Reimbursements for Payment of Taxes(2)	Company Contributions to Defined Contribution Plans(3)(4)	Insurance Premiums(5)	Total of All Other Compensation
Lawrence D. Stern	$138,876	$110,234	$104,785	$2,484	$356,379
John M. Hanson	—	—	$43,174	$1,935	$45,109
John F. Gaither, Jr.	—	—	$32,850	$2,772	$35,622
Mary J. Kuhn	—	—	$38,216	$897	$39,113
John R. Perkins	—	—	$35,120	$336	$35,456

(1)
For Mr. Stern the amount reflected in this column includes $108,464 reimbursed for housing and relocation expenses, $29,375 for use of company-chartered aircraft and $1,037 in Non Cash Fringe.

(2)
For Mr. Stern the amount reflected in this column includes $86,728 for taxes owed with respect to reimbursement for relocation expenses and $23,506 for taxes owed with respect to the use of company-chartered aircraft.

(3)
Includes our company's matching contribution to each individual's account in the Talecris Savings Plan and the Supplemental Savings Plan, in the following amounts: Mr. Stern, $98,660; Mr. Hanson, $37,049; Mr. Gaither, $26,725; Ms. Kuhn, $32,091 (of which $1,377 was not contributed to the Talecris Savings Plan until 2011); and Mr. Perkins, $28,995 (of which $558 was not contributed to the Talecris Savings Plan until 2011). These amounts are in part contributed to the individual's account in the Talecris Savings Plan, and, to the extent in excess of certain Code limitations, deemed allocated to the individual's account in the Supplemental Savings Plan.

(4)
Includes our company's contribution to each individual's account in the Talecris Savings Plan in conjunction with the profit sharing portion of the plan. The plan is discretionary, with the percentage amount determined by our board of directors each year. The amounts in the table include profit sharing contributions earned in 2010 that were contributed to the named executive officer's Talecris Savings Plan accounts in March 2011. The amount of the 2010 profit sharing contribution is $6,125 for each named executive officer.

(5)
Represents insurance premiums paid by us in connection with our life insurance programs for the benefit of the named executive officers.

Plan-Based Awards

        The following table reflects awards granted under our company's 2009 Long-Term Incentive Plan (performance share units) and under our Management Bonus Plan (annual incentive awards) during the year ended December 31, 2010. Amounts reflected in the table assume that all annual performance targets are met. For a discussion of the material terms of our 2009 Long-Term Incentive Plan, please see "—Long-Term Incentive Compensation (Stock Options, Restricted Stock, Restricted Stock Units and Performance Share Units)" above.

 Grants Of Plan Based Awards—Fiscal Year 2010

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards
				All Other Stock Awards: Number of Shares or Units (#)(3)	Grant Date Fair Value of Stock and Option Awards ($)(4)
Name	Award Type	Grant Date(1)	Target ($)(2)
Lawrence D. Stern	Mgt. Bonus	n/a	$950,000
	Performance Share Units	3/8/2010		80,145	$1,723,919
John M. Hanson	Mgt. Bonus	n/a	$340,000
	Performance Share Units	3/8/2010		19,758	$424,995
John F. Gaither, Jr.	Mgt. Bonus	n/a	$300,000
	Performance Share Units	3/8/2010		16,271	$349,989
Mary J. Kuhn	Mgt. Bonus	n/a	$281,250
	Performance Share Units	3/8/2010		16,271	$349,989
John R. Perkins	Mgt. Bonus	n/a	$258,731
	Performance Share Units	3/8/2010		16,271	$349,989

(1)
Grant date is not applicable for Management Bonus Plan awards.

(2)
Amounts included in this column are calculated based on the assumption that all annual performance targets will be met. The final awards under the 2010 Management Bonus Plan are included in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table, above.

(3)
The number of shares to settle the performance award was calculated based on the target number of shares originally calculated using the fair value of the shares at the time of grant and then adjusted for performance based on a potential for additional 25% upside and 100% downside. The fair value of the shares at time of grant was calculated for the performance awards at the grant price of $21.51, the closing price of our common stock as reported by the Nasdaq Global Select Market on March, 8, 2010. Performance share units have a three-year vesting schedule that begins as of April 1, 2010.

(4)
The amounts reflected in this column were computed in accordance with FASB ASC Topic 718. The grant date fair value for the performance units was based on the March 8, 2010 fair value of $21.51 per share.

Outstanding Equity Awards at Fiscal Year End

        The following table includes certain information with respect to all equity awards that remain outstanding as of December 31, 2010 for the named executive officers.

Outstanding Equity Awards At 2010 Fiscal Year End

	Option Awards							Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)(5)	Option Expiration Date	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(11)
Lawrence D. Stern	2,108,800	(1)				$1.39	11/10/2015	186,600	(8)	$4,347,780
	2,016,000	(2)				$21.25	7/25/2017	45,366	(9)	$1,057,028
			90,070	(7)		$19.00	9/30/2019	80,145	(10)	$1,867,379
John M. Hanson	421,760	(3)				$1.39	11/10/2015	17,763	(9)	$413,878
	105,440	(4)				$11.00	12/06/2016	19,758	(10)	$460,361
	26,360	(6)				$11.00	4/01/2018
			35,266	(7)		$19.00	9/30/2019
John F. Gaither, Jr.	256,000	(4)				$11.00	12/06/2016	13,157	(9)	$306,558
	420,000	(6)				$11.00	4/01/2018	16,271	(10)	$379,114
			26,123	(7)		$19.00	9/30/2019
Mary J. Kuhn	388,810	(3)				$1.39	11/10/2015	9,210	(9)	$214,593
			18,286	(7)		$19.00	9/30/2019	16,271	(10)	$379,114
John R. Perkins	42,176	(4)				$11.00	12/06/2016	5,921	(9)	$137,959
			11,755	(7)		$19.00	9/30/2019	16,271	(10)	$379,114

(1)
These options were awarded on November 10, 2005 and vested fully on April 1, 2010.

(2)
These options were awarded on July 25, 2007 and vested fully on August 19, 2009.

(3)
These options were awarded on November 10, 2005 and vested fully on April 1, 2010.

(4)
These options were awarded on December 6, 2006 and vested fully on April 1, 2010.

(5)
The exercise price of stock options granted was determined by our board of directors, based in part on an analysis by an outside consultant.

(6)
The options were awarded on April 1, 2008 and vested fully on April 1, 2010.

(7)
Award was granted September 30, 2009 with a three-year vesting period measured from April 1, 2010, and as such, one-third of these options vests on each of April 1, 2011, April 1, 2012 and April 1, 2013.

(8)
Award was granted on July 25, 2007. These remaining restricted shares vests on March 31, 2011, subject to the grantee remaining employed with our company through such date.

(9)
Award was granted September 30, 2009 with a three-year vesting period measured from April 1, 2010, and as such, one-third of these restricted stock units vests on each of April 1, 2011, April 1, 2012 and April 1, 2013.

(10)
Performance share units granted March 8, 2010 with a three-year vesting period measured from April 1, 2010.

(11)
The amounts reflected in this column were computed by multiplying the number of shares expected to vest by $23.30, which was determined by the closing price of our common stock as reported by the Nasdaq Global Select Market on December 31, 2010.

Option Exercises and Stock Vested

        The following table provides information about the number of shares acquired upon vesting of restricted stock awards for our named executive officers during the year ended December 31, 2010, and the value realized by our named executive officers.

Option Exercises And Stock Vested—Fiscal Year 2010

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
Lawrence D. Stern			288,344	$5,743,812
John M. Hanson			33,920	$675,686
John F. Gaither, Jr.			3,088	$61,513
Mary J. Kuhn	138,390	$2,999,924	42,392	$844,449
John R. Perkins	221,424	$2,502,843	16,960	$337,843

(1)
Represents the value realized on the difference between market price of underlying securities at the time of exercise and the exercise price.

(2)
Represents the value realized on the vesting of stock awards on March 31, 2010.

Non-Qualified Deferred Compensation

        The following table discloses each named executive officer's contributions to the Supplemental Savings Plan, our company's matching contribution, accrued interest and other earnings on funds in the plan, withdrawals and distributions during the year ended December 31, 2010 and fiscal year end balances as of December 31, 2010.

Non-Qualified Deferred Compensation—Fiscal Year 2010

Name	Executive Contributions in 2010 ($)(1)	Registrant Contributions in 2010 ($)(2)	Aggregate Earnings / (Loss) in 2010 ($)	Aggregate Withdrawals/ Distributions in 2010	Aggregate Balance at December 31, 2010 ($)
Lawrence D. Stern	$111,075	$88,860	$264,301	—	$1,960,130
John M. Hanson	$34,061	$27,249	$10,958	—	$411,389
John F. Gaither, Jr.	$21,156	$16,925	$9,835	—	$116,328
Mary J. Kuhn	$278,634	$22,291	$32,240	—	$1,199,127
John R. Perkins	$23,994	$19,195	$18,781	$100,000	$361,344

(1)
For Mr. Stern, the amount reflected in this column includes $40,244 of deferred salary, and $70,831 of deferred cash payments received in 2010 relating to amounts earned and reported in 2009 under the 2009 Management Bonus Plan.

For Mr. Hanson, the amount reflected in this column includes $17,980 of deferred salary, and $16,081 of deferred cash payments received in 2010 relating to amounts earned and reported in 2009 under the 2009 Management Bonus Plan.

  For Mr. Gaither, the amount reflected in this column includes $16,923 of deferred salary, and $4,233 of deferred cash payments received in 2010 relating to amounts earned and reported in 2009 under the 2009 Management Bonus Plan.

  For Ms. Kuhn, the amount reflected in this column includes $158,653 of deferred salary, and $119,981 of deferred cash payments received in 2010 relating to amounts earned and reported in 2009 under the 2009 Management Bonus Plan.

  For Mr. Perkins, the amount reflected in this column includes $15,920 of deferred salary, $8,074 of deferred cash payments received in 2010 relating to amounts earned and reported in 2009 under the 2009 Management Bonus Plan.

(2)
The registrant contribution amounts are included in the Summary Compensation Table in the "All Other Compensation" column.

  Supplemental Savings Plan and Talecris Savings Plan

        Our company's non-qualified deferred compensation program (the Supplemental Savings Plan or SSP) is an unfunded nonqualified deferred compensation plan in which employees at certain executive levels are eligible to defer certain pre-tax earnings, subject to certain limitations. The SSP is available to all of our employees who are at the senior vice president level or above, or any highly compensated employee who the SSP plan administrator designates as being eligible. Each of the named executive officers participates in the Supplemental Savings Plan.

        The SSP allows eligible participants to defer payment of a portion of their salary and bonus on a pre-tax basis. Participants are not allowed to defer payments under any long-term incentive compensation plans (i.e., the Special Recognition Bonus Plan, the 2006 Restricted Stock Plan, the 2009 Long-Term Incentive Plan and the recognition award plan). To qualify for participation in the SSP, an eligible employee must have deferred the maximum amount permitted into the Talecris Savings Plan (TSP) (i.e., our 401(k) plan). For 2010, the maximum elective deferral amount was $16,500. Once an employee has maximized his or her pre-tax contributions under the TSP, he or she can defer up to 50% of his or her "excess compensation" into the SSP. Excess compensation is defined as the compensation in excess of what can be taken into account under the TSP due to Code limitations.

        For 2010, our company matched 100% of the first 3% of employee contributions and 50% of the next 2% of employee contributions in the TSP. The investment crediting options for the SSP mirror those offered for the TSP. Each year, the amount of a participant's deferred compensation account increases or decreases based on the appreciation and/or depreciation in the value of the investment crediting alternatives selected by the participant. Executive and registrant contributions are fully vested when contributed. Remaining benefits are subject to forfeiture based on a determination by our Senior Vice President of Human Resources that the participant engaged in a willful, deliberate or gross act of commission or omission which is substantially injurious to the business, financial position or reputation of our company. Benefits under the SSP are payable as a lump sum cash distribution upon termination of employment (including retirement and death).

Director Compensation

        The following table sets forth a summary of our non-employee directors' compensation for fiscal year 2010. Mr. Stern, our Chairman and Chief Executive Officer, also serves on our board of directors. However, Mr. Stern does not receive any compensation for his board service beyond the compensation he receives as an executive officer of our company.

 Director Compensation—Fiscal Year 2010

Name	Fees Earned or Paid in Cash ($)(2)	Stock Awards ($)(3)(4)	Option Awards ($)(3)(5)	Non-Equity Incentive Plan Compensation ($)(6)	Total ($)
Stuart A. Auerbach(1)	$21,350	—	—	—	$21,350
Richard A. Charpie	$61,250	$59,988	$59,995	—	$181,233
Paul N. Clark	$70,000	$59,988	$59,995	—	$189,983
W. Brett Ingersoll	$75,000	$59,988	$59,995	—	$194,983
James T. Lenehan	$80,000	$59,988	$59,995	$1,850	$201,833
Kenneth J. Martin	$80,000	$59,988	$59,995	—	$199,983
Steven F. Mayer	$68,400	$59,988	$59,995	—	$188,383
Dean J. Mitchell	$68,750	$59,988	$59,995	—	$188,733
Ruedi E. Waeger	$80,000	$59,988	$59,995	$740	$200,723

(1)
As Mr. Auerbach did not seek reelection in 2010, he did not receive equity-based grants in 2010.

(2)
Represents the amounts of all fees earned or paid in cash for services as a director in 2010. Our director compensation program is described in more detail below.

(3)
Represents the grant date fair value determined in accordance with FASB ASC Topic 718 for the restricted stock unit and option awards granted to the non-employee directors.

Our non-employee directors held the following outstanding restricted stock (including restricted stock units) and option awards as of December 31, 2010:

Name	Outstanding Restricted Stock	Outstanding Option Awards
Richard A. Charpie	3,019	6,256
Paul N. Clark	12,715	35,296
W. Brett Ingersoll	3,019	6,256
James T. Lenehan	139,891	553,920
Kenneth J. Martin	12,715	35,296
Steven J. Mayer	3,019	6,256
Dean J. Mitchell	3,019	15,623
Ruedi E. Waeger	63,587	237,600
(4)
Additionally, the amount reflected in this column for each named director includes 3,019 restricted stock units granted on April 1, 2010 at the fair value of $19.87 per unit.

(5)
Additionally, the amount reflected in this column for each named director includes 6,256 options granted on April 1, 2010 at the fair value of $9.59 per option.

(6)
The amounts in the Non-Equity Incentive Plan Compensation column for Mr. Lenehan and Mr. Waeger reflect interest earned during 2010 on a portion of the funds from our December 6, 2006 cash recognition award, made pursuant to the Special Recognition Bonus Plan, which are being held in an irrevocable trust.

        Under our non-employee director compensation program, we provide the following compensation:

  •
  quarterly payments of $15,000;

  •
  quarterly fees of $1,250 (or $3,750 for chairmanship) for serving on board committees;

  •
  annual equity grants of restricted stock and stock options valued at approximately $60,000 each; and

  •
  initial grants of stock options valued at approximately $100,000 for new directors.

        We reimburse each non-employee member of our board of directors for out-of-pocket expenses incurred in connection with attending our board and committee meetings. Non-employee directors do not participate in a nonqualified deferred compensation plan and we do not pay any life insurance policies for the directors. Non-employee directors who were employees of Cerberus or Ampersand were not eligible for compensation as directors in any quarter in which we paid a management fee to Cerberus or Ampersand, as applicable. Due to the termination of the management agreement with Cerberus and Ampersand prior to our initial public offering, the non-employee directors who are employees of Cerberus or Ampersand became entitled to receive the compensation discussed above. In addition, new non-employee directors replacing incumbent non-employee directors who are employed by the same corporation, entity or person as the same incumbent non-employee director will not be eligible for initial one-time equity grants.

Employment Agreements

        We have employment agreements with Lawrence D. Stern, our CEO, John M. Hanson, our Executive Vice President and Chief Financial Officer, and John F. Gaither, Jr., our Executive Vice President, General Counsel and Secretary. For most other employees, including some of our other executive officers, employment at our company is at will. The terms of employment are specified in formal offer letters which are extended to all employees prior to the commencement of employment. Among our named executive officers, each of Mary J. Kuhn, our Executive Vice President, Operations and John R. Perkins, our Executive Vice President, Global Commercial, is subject to written employment arrangements in formal offer letters to which he or she is party with us. Messrs. Stern, Gaither, Hanson, Perkins and Ms. Kuhn and a number of our executives are entitled to severance, in varying amounts, upon termination of their employment.

        Pursuant to our employment agreement with Lawrence D. Stern, amended and restated as of August 1, 2009, Mr. Stern is entitled to an annual base salary of $950,000 as Chairman and Chief Executive Officer. Mr. Stern is also eligible to receive an annual performance bonus under the Management Bonus Plan in the amount determined by the compensation committee of the board of directors based upon the achievement of performance measures derived from the annual business plan presented by management and approved by the board of directors. Mr. Stern's target performance bonus for the 2010 year was 100% of his base salary, with the actual amount of each performance bonus being determined under the plan in effect at that time as approved by our board of directors. Mr. Stern is eligible to participate in the 2009 Long-Term Incentive Plan and will receive grants on the same intervals and with the same structure as executive officers of the company. Pursuant to his employment agreement and since we have completed an initial public offering, Mr. Stern's equity grants are designed to compensate him at the 60th percentile level of equity compensation for peer group companies as reasonably determined by the compensation committee after undertaking a peer group analysis. Mr. Stern's employment agreement also provides for certain payments that may be made upon termination of his employment. Mr. Stern's amended and restated employment agreement no longer provides benefits solely as a result of a change in control (see the discussion below under the heading "—Potential Payments Upon Termination or Change in Control").

        Pursuant to our employment agreement with John M. Hanson, amended and restated on October 10, 2008, as further amended on June 6, 2010, Mr. Hanson is entitled to an annual base salary of $425,000 as Executive Vice President and Chief Financial Officer. Mr. Hanson is also eligible to receive an annual bonus under the Management Bonus Plan in the amount determined by the compensation committee of the board of directors based upon the achievement of performance measures derived from the annual business plan presented by management and approved by the board of directors. Pursuant to our employment agreement with Mr. Hanson, Mr. Hanson's target bonus for the 2010 year was 80% of his base salary, with the actual amount of each performance bonus being determined under the plan in effect at that time as approved by our compensation committee. Mr. Hanson's employment agreement also provides for certain payments that may be made upon termination of his employment (see the discussion below under the heading "—Potential Payments Upon Termination or Change in Control").

        Pursuant to our employment agreement with John F. Gaither, Jr., amended and restated on November 6, 2008, as further amended on June 4, 2010, Mr. Gaither is entitled to an annual base salary of $400,000 as Executive Vice President, General Counsel and Secretary. Mr. Gaither is also eligible to receive an annual bonus under the Management Bonus Plan in the amount determined by the compensation committee of the board of directors based upon the achievement of performance measures derived from the annual business plan presented by management and approved by the board of directors. Pursuant to our employment agreement with Mr. Gaither, Mr. Gaither's target bonus for the 2010 year was 75% of his base salary, with the actual amount of each performance bonus being determined under the plan in effect at that time as approved by our compensation committee. Mr. Gaither's employment agreement also provides for certain payments that may be made upon termination of his employment (see the discussion below under the heading "—Potential Payments Upon Termination or Change in Control").

        Pursuant to our employment arrangements with Mary J. Kuhn, dated as of November 19, 2004, as further amended on February 8, 2005, December 19, 2008 and August 7, 2009, Ms. Kuhn is entitled to an annual base salary of $375,000 as Executive Vice President, Operations. Ms. Kuhn is also eligible to receive an annual performance bonus under the Management Bonus Plan in the amount determined by the compensation committee of the board of directors based upon the achievement of performance measures derived from the annual business plan presented by management and approved by the board of directors. Ms. Kuhn's target bonus for the 2010 year was 75% of her base salary. The actual amount of the performance bonus is determined under the plan in effect at the applicable time as approved by our compensation committee. Ms. Kuhn's employment arrangements also provide for certain payments that may be made upon termination of her employment (see the discussion below under the heading "—Potential Payments Upon Termination or Change in Control").

        Pursuant to our employment arrangements with John R. Perkins, dated March 2, 2006, as amended on December 19, 2008, April 5, 2009 and September 6, 2009, Mr. Perkins was entitled to an annual base salary of $280,000 as Senior Vice President and General Manager, Portfolio Management and U.S. Business. Effective May 25, 2010, Mr. Perkins was named Executive Vice President, Global Commercial, and his salary was increased to $420,000 in connection with his promotion. Mr. Perkins is also eligible to receive an annual performance bonus under the Management Bonus Plan in the amount determined by the compensation committee of the board of directors based upon the achievement of performance measures derived from the annual business plan presented by management and approved by the board of directors. Mr. Perkins' target performance bonus at the beginning of 2010 was 65% of his base salary; however, effective May 25, 2010, our compensation committee approved an increase to Mr. Perkins' bonus target to 75% of his base salary. The actual amount of the performance bonus is determined under the plan in effect at the applicable time as approved by our compensation committee. Mr. Perkins' employment arrangements also provide for certain payments that may be made upon termination of his employment (see the discussion below under the heading "—Potential Payments Upon Termination or Change in Control").

Potential Payments Upon Termination or Change in Control

        For certain exempt and all non-exempt employees based in the U.S. (all below the Vice President level), our severance plan, the 2008 Talecris Severance Pay Plan, provides financial assistance in certain instances involving termination of employment. An employee covered under the plan is eligible to receive a severance benefit if, within one year following the date of a Change in Control (as defined in the plan), the employee is terminated due to a reduction in the employer's workforce, an elimination of the employee's job or the employee's resignation for good reason. Participants in the plan are entitled to certain rights and protection under the Employee Retirement Income Security Act of 1974 (ERISA).

        Our named executive officers are not covered under the 2008 Talecris Severance Pay Plan. Instead, Messrs. Stern, Hanson and Gaither have severance provisions incorporated into their employment agreements, which provide that if the executive's employment is terminated as a result of various scenarios, including for Cause or without Good Reason, without Cause or for Good Reason and Death or Disability, the executive will receive the benefits specified in their employment agreement. Ms. Kuhn and Mr. Perkins have individual severance agreements, which provide that if their employment is terminated by the company without Cause or by the executive officer for Good Reason, they will receive the benefits specified in their severance agreement. In addition, the agreements with Messrs. Hanson, Gaither and Perkins provide specified benefits in the event of qualifying termination in connection with a Change in Control. All of these termination benefits were structured in a manner intended to comply with Section 409A of the Code. Typically, the total severance benefit is comprised of several components, including amounts equal to a multiple of the executive's monthly base salary during a defined time period (ranging from twelve (12) to eighteen (18) months), certain bonus payments, continuation of welfare benefits during the period severance is paid, payment of any accrued obligations and, in certain instances, the acceleration of unvested equity awards.

        The following summary sets forth potential payments that may be made to certain named executive officers upon termination of their employment or a change in control of the company under their current employment agreements or offer letters, as applicable. We have initially described the material terms concerning termination of employment of our executives generally under their employment agreements (or offer letters, as applicable); these terms apply to Lawrence D. Stern, our CEO, John M. Hanson, our Executive Vice President and Chief Financial Officer, John F. Gaither, Jr., our Executive Vice President, General Counsel and Secretary, Mary J. Kuhn, our Executive Vice President, Operations and John R. Perkins, our Executive Vice President, Global Commercial (effective May 25, 2010). Along with this general description, we have detailed individual provisions unique to the employment agreements, offer letters or severance agreements of certain of these executives. Following these descriptions, we have provided the dollar value of payments and benefits for each individual executive in each scenario involving termination of employment.

  Material Defined Terms.

        Under these employment agreements and offer letters, we use a variety of defined terms to determine the amount of potential payments due to executive officers. As such, we may terminate these executive officers at any time for Cause. In the agreements for Messrs. Stern, Hanson, and Gaither, and in the letter to Mr. Perkins, "Cause" is generally defined as set forth below:

  •
  commission of a felony;

  •
  acts of dishonesty which results or is intended to result in the executive officer's own personal gain or enrichment at our expense;

  •
  material breaches of the executive's obligations as an executive officer;

  •
  conduct in connection with the executive officer's duties that are fraudulent, unlawful or grossly negligent;

  •
  personal conduct of the executive officer which discredits or damages us;

  •
  the executive officer's contravention of specific lawful direction from our CEO (or, in the case of Mr. Stern, from our board of directors) or the failure to adequately perform his or her duties; or

  •
  breach of the executive officer's duties of confidentiality, non-solicitation or non-competition.

        In the offer letter to Ms. Kuhn, "Cause" is generally defined as:

  •
  conviction of, or plea of guilty or nolo contendere to, a misdemeanor involving moral turpitude or a felony;

  •
  a willful and intentional breach of the employment agreement by Ms. Kuhn which is materially economically harmful to the Company;

  •
  willful misconduct by Ms. Kuhn that is materially economically injurious to the company;

  •
  Ms. Kuhn's willful contravention of specific lawful directions from the Board; or

  •
  intentional breach of Ms. Kuhn's covenant no to compete or confidentiality.

        Under these employment agreements and offer letters, we may also terminate these executive officers due to Disability. In the agreements for Messrs. Stern, Hanson and Gaither, "Disability" is generally defined as a reasonable determination by a physician reasonably acceptable to us in accordance with applicable law that as a result of physical or mental injury or illness, the executive officer is unable to perform the essential functions of his position with or without reasonable accommodation for a period of (i) sixty (60) consecutive days or (ii) ninety (90) days in any one year period. In the case of Ms. Kuhn, "Disability" means the inability to perform duties for six (6) consecutive months and, within thirty (30) days after a notice of termination is given to Ms. Kuhn, she has not returned to work. In the case of Mr. Perkins, "Disability" means the inability by reason of physical or mental impairment to perform his job duties for a period exceeding twelve (12) consecutive weeks.

        In addition, our executive officers may terminate their own employment for "Good Reason" as that term is defined in their respective employment agreements or offer letters.

        "Good Reason" is generally defined in our executives' employment agreements and offer letters as:

  •
  a material reduction in the executive's responsibilities, authority, position or duties;

  •
  removal of the executive from his position other than for Cause (except in the case of Ms. Kuhn and Mr. Perkins);

  •
  a material adverse reduction in the amount of his aggregate compensation (unless such reduction in compensation is proportional to any reduction in compensation of other senior executives and, with respect to certain executives, so long as it does not exceed 20%) or failure to pay such compensation (in the case of Ms. Kuhn and Mr. Perkins, a material diminution of "base compensation" within the meaning of Code Section 409A);

  •
  material breach by the company of an employment agreement (provided that a suspension or the requirement that he not report to work shall not constitute "Good Reason" so long as the executive continues to receive the compensation and benefits he is entitled to receive under his employment agreement) (except in the case of Ms. Kuhn and Mr. Perkins);

  •
  failure by us to maintain in effect any incentive compensation plan in which the executive participates unless an equitable alternative arrangement is provided, except to the extent that such change in the incentive compensation plan relates to all other eligible executive officers (not applicable in the case of Ms. Kuhn and only after a change in control in the case of Mr. Perkins);

  •
  the relocation of the executive's office by us by more than 50 miles from its location at the time his employment agreement with us became effective (except in the case of Mr. Stern);

  •
  our failure to continue to provide him with benefits at least as favorable as those presently enjoyed by the executive under any employee benefit and welfare plans commensurate with those generally available to all executive officers (except in the case of Ms. Kuhn and Mr. Perkins); or

  •
  in the case of Mr. Stern, removal without his consent from the role and responsibilities of Chairman of the Board other than for Cause.

  Restrictive Covenants.

        Upon termination of their employment for any reason, Messrs. Stern, Hanson and Gaither each has agreed to a confidentiality agreement of five years, a non-solicitation agreement of 24 months and a non-competition agreement of at least 18 months following their respective termination dates. In the case of Ms. Kuhn, the non-competition and non-solicitation restrictions last for only one year following the termination (subject to an increase in duration to the extent certain severance payments are being made to the executive officer). Mr. Perkins is not subject to non-competition or non-solicitation restrictions. Both Ms. Kuhn and Mr. Perkins are subject to ongoing confidentiality restrictions. Certain compensation related to our executives' termination would be forfeited if any such executive violates his or her continued duties of non-disparagement, confidentiality, non-solicitation or hiring, non-competition and properly handling our property, or, except in the case of Ms. Kuhn and Mr. Perkins, if the executive does not make a good faith effort to provide us with certain consulting services during the severance period.

  Termination by Us for Cause or by Executive without Good Reason.

        If we terminate the employment of Messrs. Stern, Hanson or Gaither for Cause or if one of these executives terminates his own employment with us without Good Reason, he is entitled to the following:

  •
  accrued but unpaid base salary and some benefits (to the date of termination);

  •
  any reimbursable expenses that have been incurred but not yet reimbursed;

  •
  earned but unpaid bonus for the performance years prior to the year of termination (but only if we terminate the executive's employment for Cause);

  •
  payment for accrued and unused personal days; and

  •
  in the case of Mr. Stern, the vesting and exercise of all shares of restricted stock, stock options and other equity incentives to the extent set forth in Mr. Stern's award agreements.

        The letter agreements with Ms. Kuhn and Mr. Perkins do not provide severance benefits in the event of the executive's termination by the company for Cause or by the executive without Good Reason.

  Termination by the Company without Cause or by Executive for Good Reason.

        If we terminate the executive's employment without Cause or, if the executive terminates his or her employment for Good Reason then, in addition to the payments (if any) to be received upon death or Disability (as described below) (or, in the case of Mr. Stern, in addition to the payments to be received upon termination for Cause or without Good Reason), the executive is generally entitled to the following:

  •
  in the case of Messrs. Hanson and Gaither, the greater of 18 months or their then-current base salary for the remaining term of employment then in effect; in the case of Mr. Stern, the lesser of his then-current base salary either for the remaining term of his employment then in effect or 18 months; and in the case of Ms. Kuhn and Mr. Perkins, twelve (12) months of base salary and payment for accrued but unused personal days, payable in a lump sum;

  •
  performance bonus payments in an aggregate amount equal to the lesser of (i) the bonus amount earned by the executive for the years prior to the calendar year of his termination or (ii) his target performance bonus, payable in a lump sum (Ms. Kuhn only receives accrued unpaid bonus up through the date of her separation from service, and Mr. Perkins receives one year's target performance bonus);

  •
  in the case of Mr. Stern and Ms. Kuhn, reimbursement of the cost of continued group health coverage pursuant to COBRA for a maximum of twelve (12) months; and in the case of Messrs. Hanson and Gaither, monthly payments equal to the company's usual share of the executive's group health insurance premium for the greater of eighteen months after the date of separation from service or the remainder of the number of months remaining in the contract term, provided that the executive elects to continue coverage pursuant to COBRA;

  •
  exercise of vested stock options (and, in the case of Mr. Stern, the vesting of certain stock options that had previously not vested), in accordance with our stock option award agreement with the executive;

  •
  in the case of Mr. Stern, the vesting and exercise of all shares of restricted stock, stock options and other equity incentives to the extent set forth in Mr. Stern's award agreements;

  •
  in the case of Mr. Stern, payment of all amounts awarded under our Special Recognition Bonus Plan, effective as of October 1, 2006 and the cash portion of our December 6, 2006 restricted share and cash recognition award;

  •
  in the case of Mr. Stern, if he has been offered and accepts a position which is that of a Key Person (as defined in the 2005 Stock Option and Incentive Plan) and has been in continuous service, all awards under the 2009 Long-Term Incentive Plan will continue to vest in accordance the terms of the plan. If Mr. Stern is offered but does not accept a position which is that of a Key Person and has been in continuous service, then no award shall continue to vest after his termination date. If Mr. Stern is not offered a position which is that of a Key Person and has not been in continuous service, all awards under the 2009 Long-Term Incentive Plan that are subject to time-based vesting will immediately vest and all performance awards will vest at the time and to the extent that such awards would have vested had Mr. Stern remained in continuous service; and

  •
  in the case of Mr. Gaither, following a Change in Control, he is entitled to reimbursement of up to $200,000 in losses he incurs from the sale of his residence and a relocation allowance of $50,000 if he relocates within 6 months after his termination date.

  Termination Due to Death or Disability.

        If an executive's employment is terminated as a result of his or her Disability or death, in addition to the compensation he or she would receive if terminated for Cause, he or she is entitled to the following:

  •
  payment for any unpaid bonus relating to the calendar years prior to the calendar year of the termination (except for Ms. Kuhn and Mr. Perkins);

  •
  a pro rata share of his performance bonus for the year of his termination (if we achieve our performance goals for that year), paid at 100% of his target bonus and payable at the same time and in the same manner as other executives remaining with us (except for Ms. Kuhn and Mr. Perkins);

  •
  vesting and exercising of vested stock options, in accordance with the executive's stock option award agreement (except for Ms. Kuhn and Mr. Perkins);

  •
  in the case of Mr. Stern, the vesting and exercise of all shares of restricted stock, stock options and other equity incentives to the extent set forth in Mr. Stern's award agreements;

  •
  in the case of Mr. Stern, if he has been offered and accepts a position which is that of a Key Person (as defined in the 2005 Stock Option and Incentive Plan) and has been in continuous service, all awards under the 2009 Long-Term Incentive Plan will continue to vest in accordance the terms of the plan. If Mr. Stern is offered but does not accept a position which is that of a Key Person and has been in continuous service, then no award shall continue to vest after his termination date. If Mr. Stern is not offered a position which is that of a Key Person and has not been in continuous service, all awards under the 2009 Long-Term Incentive Plan that are subject to time-based vesting will immediately vest and all performance awards will vest at the time and to the extent that such awards would have vested had Mr. Stern remained in continuous service;

  •
  in the case of Mr. Stern, payment of all amounts awarded under our Special Recognition Bonus Plan, effective as of October 1, 2006 and all amounts awarded under our December 6, 2006 restricted share and cash recognition award; and

  •
  in the case of Ms. Kuhn and Mr. Perkins, payments and benefits under our employee benefit plans.

  Termination by Our Failure to Renew the Employment Agreement.

        In addition, if we decide to allow the employment agreement's of Messrs. Stern, Hanson or Gaither to lapse without renewing the agreement, effectively terminating their employment, then they are entitled to the same compensation as if they had terminated employment for Good Reason, except that they would not receive performance bonus payments in an aggregate amount equal to the lesser of the bonus amount received for the years prior to the calendar year of their termination or target performance bonus (except in the case of Mr. Stern whose performance bonus would be pro-rated for the period employed in the final year of employment). In addition, with respect to Mr. Stern only, if he has been offered and accepts a position which is that of a Key Person (as defined in the 2005 Stock Option and Incentive Plan) and has been in continuous service, all awards under the 2009 Long-Term Incentive Plan will continue to vest in accordance the terms of the plan. If Mr. Stern is offered but does not accept a position which is that of a Key Person and has been in continuous service, then no award shall continue to vest after his termination date. If Mr. Stern is not offered a position which is that of a Key Person and has not been in continuous service, all awards under the 2009 Long-Term Incentive Plan that are subject to time-based vesting will immediately vest and all performance awards will vest at the time and to the extent that such awards would have vested had Mr. Stern remained in continuous service. Any compensation in relation to the lapse of Mr. Stern's contract with us would be reduced by any amount of compensation (other than equity grants) that he may earn from other employment with Talecris, board of directors fees from Talecris or the provision of consulting services to Talecris during the (18) eighteen months following his termination.

  Change in Control.

        The agreements with Messrs. Hanson, Gaither and Perkins provide for additional payments in the event that their termination occurs in connection with a Change in Control (as described below).

        Accordingly, Messrs. Hanson and Gaither are entitled to receive the same incremental payments as under a termination without Cause or for Good Reason, provided that they terminate employment during the 90 day period commencing six months after a Change in Control not involving an initial public offering. Until May 26, 2012, Mr. Perkins, in addition to his severance payment for termination without Cause of for Good Reason, will be eligible for a payment equal to (6) six months base salary if he becomes eligible for a severance payment following a Change in Control.

        Also in the event of a Change in Control, the compensation committee may in its discretion take one or more the following actions with respect to long-term incentive awards outstanding under the 2009 Long Term Incentive Plan:

  •
  arrange for a substantially similar award to be substituted by a successor corporation;

  •
  accelerate the vesting of equity-based awards;

  •
  arrange for the payment of cash or other consideration in exchange for the satisfaction of outstanding awards;

  •
  terminate outstanding awards upon the consummation of the transaction, provided that the committee may provide for vesting of all or some outstanding awards in full as of the date immediately prior to consummation of the change in control;

  •
  make other modifications, adjustments or amendments to outstanding awards as the committee deems necessary or appropriate, subject to the terms of the company's 2009 Long-Term Incentive Plan.

        With regard to the unvested portion of Mr. Stern's outstanding restricted stock award under the company's 2006 Restricted Stock Plan, in the event of a Change in Control, the compensation committee may in its discretion take one or more the following actions:

  •
  arrange for a substantially similar award to be substituted by a successor corporation;

  •
  accelerate the vesting of equity-based awards;

  •
  arrange for the payment of cash or other consideration in exchange for the satisfaction of outstanding awards;

  •
  make other modifications, adjustments or amendments to outstanding awards as the committee deems necessary or appropriate, subject to the terms of the company's 2009 Long-Term Incentive Plan;

provided, that if the award is not assumed or substituted, then the committee must take either the second or third action listed above.

        In addition, under the terms of the 2009 Long-Term Incentive Plan and the 2006 Restricted Stock Plan, unless otherwise provided in an award agreement, if the participant is involuntarily terminated by the successor corporation either in connection with or within twelve (12) months after the Change in Control, then any assumed or substituted award will become fully vested.

        A "Change in Control" under the long-term incentive plans means the occurrence of any one of the following events:

          (a)   any person, other than certain permitted investors (each, a Permitted Investor), is or becomes a "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of us representing (A) more than 30% of the total voting power of our then-outstanding securities generally eligible to vote for the election of directors (the Company Voting Securities) and (B) a greater percentage of the then-outstanding Company Voting Securities that are then held by all the Permitted Investors in the aggregate; provided, however, that any of the following acquisitions shall not be deemed to be a Change in Control: (1) by us or any subsidiary or affiliate of us, (2) by any employee benefit plan (or related trust) sponsored or maintained by us or any of our subsidiaries or affiliates, (3) by any underwriter temporarily holding securities pursuant to an offering of such securities, or (4) pursuant to a Non-Qualifying Transaction (as defined in paragraph (b));

          (b)   the consummation of a merger, consolidation, statutory share exchange or similar form of corporate transaction involving us or any of our subsidiaries or affiliates (a Business Combination), unless immediately following such Business Combination:

            (1)   more than 50% of the total voting power of (x) us resulting from such Business Combination (the Surviving Corporation), or (y) if applicable, the ultimate parent corporation that directly or indirectly has beneficial ownership of a majority of the voting securities eligible to elect directors of the Surviving Corporation (the Parent Corporation), is represented by Company Voting Securities that were outstanding immediately prior to such Business Combination (or, if applicable, is represented by shares into which such Company Voting Securities were converted pursuant to such Business Combination), and such voting power among the holders thereof is in substantially the same proportion as the voting power of such Company Voting Securities among the holders thereof immediately prior to the Business Combination;

            (2)   no person, other than a Permitted Investor or any employee benefit plan (or related trust) sponsored or maintained by the Surviving Corporation or the Parent Corporation, is or becomes the beneficial owner, directly or indirectly, of securities of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation) representing (A) 30% of the total voting power of the securities then outstanding generally eligible to vote for the election of directors of the Parent Corporation (or the Surviving Corporation) (the "Parent Voting Securities"), and (B) a greater percentage of the then outstanding Parent Voting Securities that are then held by all the Permitted Investors in the aggregate; and

            (3)   at least a majority of the members of the board of directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation) following the consummation of the Business Combination were incumbent directors at the time of the board of directors' approval of the execution of the initial agreement providing for such Business Combination;

    (any Business Combination which satisfies all of the criteria specified in (1), (2) and (3) above shall be deemed to be a "Non-Qualifying Transaction");

          (c)   our stockholders approve a plan of complete liquidation or dissolution of the company; or

          (d)   the consummation of a sale of all or substantially all of our assets to an entity that is not a company affiliate (other than pursuant to a Non-Qualifying Transaction).

        Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because any person acquires beneficial ownership of more than 30% of Company Voting Securities as a result of the acquisition of Company Voting Securities by us which reduces the number of Company Voting Securities outstanding; provided, that if after such acquisition by us such person becomes the beneficial owner of additional Company Voting Securities that increases the percentage of outstanding Company Voting Securities beneficially owned by such person, a Change in Control of us may then occur.

  Summary of Payments to Executives in Various Termination Scenarios.

        The following summarizes the value of payments (including the value of accelerated payments and value of accelerated vesting and exercising of restricted stock and stock options, respectively, as applicable) and other benefits to be provided to each of Mr. Stern, Mr. Hanson, Mr. Gaither, Ms. Kuhn and Mr. Perkins, respectively, upon termination of employment under each of the circumstances described above, assuming that termination had occurred on December 31, 2010:

        For Mr. Stern:

    •
    $8,061,009 for termination without Cause or for Good Reason;

    •
    $3,395,870 for termination for Cause or without Good Reason;

    •
    $8,729,633 for termination due to death or Disability; and

    •
    $8,061,009 for termination by our failure to renew his employment agreement.

        For Mr. Hanson:

    •
    $1,393,489 for termination without Cause or for Good Reason;

    •
    $56,975 for termination for Cause or without Good Reason;

    •
    $1,422,858 for termination due to death or Disability;

    •
    $1,053,489 for termination by our failure to renew his employment agreement; and

    •
    $1,393,489 for termination by executive upon a Change in Control.

        For Mr. Gaither:

    •
    $1,547,829 for termination without Cause or for Good Reason;

    •
    $77,740 for termination for Cause or without Good Reason;

    •
    $1,175,741 for termination due to death or Disability;

    •
    $997,829 for termination by our failure to renew his employment agreement; and

    •
    $1,547,829 for termination by executive upon a Change in Control.

        For Ms. Kuhn:

    •
    $702,614 for termination without Cause or for Good Reason.

        For Mr. Perkins:

    •
    $812,538 for termination without Cause or for Good Reason.

    •
    $1,022,538 for termination after Change in Control.

 Security Ownership of Certain Beneficial Holders and Management

        The following table sets forth information regarding ownership of the common stock as of March 1, 2011, or earlier date for information based on filings with the Securities and Exchange Commission by (a) each person known to the company to own more than 5% of the outstanding shares of the common stock, (b) each director and nominee for director of the company, (c) the company's Chief Executive Officer, Chief Financial Officer and each other executive officer named in the compensation tables appearing previously in this Proxy Statement and (d) all directors and executive officers as a group. The information in this table is based solely on statements in filings with the Securities and Exchange Commission or other reliable information.

        The number of shares beneficially owned by each stockholder is determined under rules promulgated by the Securities and Exchange Commission. The information does not necessarily indicate beneficial ownership for any other purpose. Under those rules, the number of shares of common stock deemed outstanding includes shares issuable upon exercise of options held by the respective person or group which may be exercised within 60 days after March 1, 2011. For purposes of calculating each person's or group's percentage ownership, shares of common stock issuable pursuant to stock options exercisable within 60 days after March 1, 2011 are included as outstanding and beneficially owned for that person or group but are not treated as outstanding for the purpose of computing the percentage ownership of any other person or group.

        Unless otherwise indicated in the footnotes below, the address of each beneficial owner listed below is c/o Talecris Biotherapeutics Holdings Corp., P.O. Box 110526, 4101 Research Commons, 79 T.W. Alexander Drive, Research Triangle Park, North Carolina 27709.

	Shares Beneficially Owned
Name and Address of Beneficial Owner	Number	Percentage
5% Stockholders
Talecris Holdings, LLC(1)(2)	61,175,236	48.6
Paulson & Co. Inc.(3)	11,000,000	8.7
Named Executive Officers and Directors
John F. Gaither(4)	702,609	*
John M. Hanson(5)	647,396	*
Mary J. Kuhn(6)	347,330	*
John Perkins(7)	71,805	*
Lawrence D. Stern(8)	5,360,074	4.3
Richard A. Charpie(9)	9,275	*
Paul N. Clark(10)	48,011	*
W. Brett Ingersoll(11)	9,275	*
James T. Lenehan(12)	693,811	*
Kenneth J. Martin(13)	48,011	*
Steven F. Mayer(14)	9,275	*
Dean J. Mitchell(15)	18,642	*
Ruedi E. Waeger(16)	301,187	*
All executive officers and directors as a group	8,921,292	7.1

*
Less than one percent.

(1)
Cerberus Plasma Holdings LLC owns a 74.3% equity interest in Talecris Holdings, LLC. Cerberus Plasma Holdings LLC, as the managing member of Talecris Holdings, LLC, exercises voting and investment authority over our securities held by Talecris Holdings, LLC. The managing member of Cerberus Plasma Holdings LLC is Cerberus

  Partners, L.P., whose general partner is Cerberus Associates, L.L.C. Stephen Feinberg is the managing member of Cerberus Associates, L.L.C. and, as such, exercises sole voting and investment authority over our securities held by Talecris Holdings, LLC. The address of Cerberus Plasma Holdings LLC is c/o Cerberus Capital Management, L.P., 299 Park Avenue, 28th floor, New York, NY 10171-0002.

(2)
Ampersand, through its affiliated entities: (i) Ampersand 1999 Limited Partnership ("Fund 1"), (ii) Ampersand 1999 Companion Fund Limited Partnership ("Fund 2"), (iii) Ampersand 2001 Limited Partnership ("Fund 3"), (iv) Ampersand 2001 Companion Fund Limited Partnership ("Fund 4") and (v) Ampersand Plasma Holdings, L.L.C. ("Fund 5") (foregoing items (i) through (v) collectively referred to as the "Funds") owns a 25.7% equity interest in Talecris Holdings, LLC. AMP 99 Management Company Limited Liability Company ("AMP 99 MC LLC") is the General Partner of Fund 1 and Fund 2, AMP 01 Management Company Limited Liability Company ("AMP 01 MC LLC") is the General Partner of Fund 3 and Fund 4, and Fund 3 is the Managing Member of Fund 5 (AMP 99 MC LLC, AMP 01 MC LLC and the Funds collectively referred to as the "Ampersand Entities"). Dr. Charpie is a Principal Managing Member and a Managing Member, respectively, of both AMP 99 MC LLC and AMP 01 MC LLC. He participates in voting and investment decisions on behalf of the Ampersand Entities with respect to our securities that such entity may be deemed to beneficially own. Dr. Charpie disclaims beneficial ownership of the shares of common stock held by Talecris Holdings, LLC or indirectly held by the Ampersand Entities.

(3)
Based on information of beneficial ownership as of December 31, 2010, included in a Schedule 13G filed with the Securities and Exchange Commission on February 15, 2011. The address of Paulson & Co. Inc. is 1251 Avenue of the Americas, New York, New York 10020.

(4)
Includes 676,000 options to purchase shares of our common stock at $11.00 per share, 8,707 options to purchase shares of our common stock at $19.00 per share (which vest on April 1, 2011), 6,758 shares of restricted stock, restricted share units representing the right to receive 4,385 shares of our common stock (which vest on April 1, 2011), and performance share units representing the right to receive 6,778 shares of our common stock (which vest on April 1, 2011).

(5)
Includes 421,760 options to purchase shares of our common stock at $1.39 per share, 131,800 options to purchase shares of our common stock at $11.00 per share, 11,755 options to purchase shares of our common stock at $19.00 per share (which vest on April 1, 2011), 67,928 shares of restricted stock, restricted share units representing the right to receive 5,921 shares of our common stock (which vest on April 1, 2011), and performance share units representing the right to receive 8,232 shares of our common stock (which vest on April 1, 2011).

(6)
Includes 279,416 options to purchase shares of our common stock at $1.39 per share, 6,095 options to purchase shares of our common stock at $19.00 per share (which vest on April 1, 2011), 51,971 shares of restricted stock, restricted share units representing the right to receive 3,070 shares of our common stock (which vest on April 1, 2011), and performance share units representing the right to receive 6,778 shares of our common stock (which vest on April 1, 2011).

(7)
Includes 42,176 options to purchase shares of our common stock at $11.00 per share, 3,918 options to purchase shares of our common stock at $19.00 per share (which vest on April 1, 2011), 16,960 shares of restricted stock, restricted share units representing the right to receive 1,973 shares of our common stock (which vest on April 1, 2011), and performance share units representing the right to receive 6,778 shares of our common stock (which vest on April 1, 2011).

(8)
Includes 2,108,800 options to purchase shares of our common stock at $1.39 per share, 2,016,000 options to purchase shares of our common stock at $21.25 per share, 30,023 options to purchase shares of our common stock at $19.00 per share (which vest on April 1, 2011), 1,156,736 shares of restricted stock (186,600 shares which vest on March 31, 2011), restricted share units representing the right to receive 15,122 shares of our common stock (which vest on April 1, 2011), and performance share units representing the right to receive 33,393 shares of our common stock (which vest on April 1, 2011).

(9)
Includes 6,256 options to purchase shares of our common stock at $19.88 per share (which vest on April 1, 2011) and restricted share units representing the right to receive 3,019 shares of our common stock (which vest on April 1, 2011). Does not include the shares held indirectly by the Ampersand Entities. Dr. Charpie serves as a Principal Managing Member of AMP 99 MC LLC and AMP 01 MC LLC. Dr. Charpie disclaims beneficial ownership of such shares.

(10)
Includes 8,576 options to purchase shares of our common stock at $11.00 per share, 12,616 options to purchase shares of our common stock at $9.88 per share, 7,848 options to purchase shares of our common stock at $16.63 per share, 6,256 options to purchase shares of our common stock at $19.88 per share (which vest on April 1, 2011), 9,696 shares of restricted stock, and restricted share units representing the right to receive 3,019 shares of our common stock (which vest on April 1, 2011).

(11)
Includes 6,256 options to purchase shares of our common stock at $19.88 per share (which vest on April 1, 2011) and restricted share units representing the right to receive 3,019 shares of our common stock (which vest on April 1, 2011). Does not include the shares held indirectly by Cerberus Partners, L.P. Mr. Ingersoll serves as Senior Managing director of an affiliate of Cerberus Partners, L.P. Mr. Ingersoll disclaims beneficial ownership of such shares.

(12)
Includes 527,200 options to purchase shares of our common stock at $1.39 per share, 12,616 options to purchase shares of our common stock at $9.88 per share, 7,848 options to purchase shares of our common stock at $16.63 per share, 6,256 options to purchase shares of our common stock at $19.88 per share (which vest on April 1, 2011), 136,872 shares of restricted stock, and restricted share units representing the right to receive 3,019 shares of our common stock (which vest on April 1, 2011).

(13)
Includes 8,576 options to purchase shares of our common stock at $11.00 per share, 12,616 options to purchase shares of our common stock at $9.88 per share, 7,848 options to purchase shares of our common stock at $16.63 per share, 6,256 options to purchase shares of our common stock at $19.88 per share (which vest on April 1, 2011), 9,696 shares of restricted stock, and restricted share units representing the right to receive 3,019 shares of our common stock (which vest on April 1, 2011).

(14)
Includes 6,256 options to purchase shares of our common stock at $19.88 per share (which vest on April 1, 2011) and restricted share units representing the right to receive 3,019 shares of our common stock (which vest on April 1, 2011). Does not include the shares held indirectly by Cerberus Partners, L.P. Mr. Mayer serves as managing director of an affiliate of Cerberus Partners, L.P. Mr. Mayer disclaims beneficial ownership of such shares. The address for Mr. Mayer is c/o Cerberus California, Inc., 11812 San Vincente Boulevard, Los Angeles, CA 90049.

(15)
Includes 9,367 options to purchase shares of our common stock at $20.99 per share, 6,256 options to purchase shares of our common stock at $19.88 per share (which vest on April 1, 2011), and restricted share units representing the right to receive 3,019 shares of our common stock (which vest on April 1, 2011).

(16)
Includes 210,880 options to purchase shares of our common stock at $1.39 per share, 12,616 options to purchase shares of common stock of $9.88 per share, 7,848 options to purchase shares of common stock of $16.63 per share, 6,256 options to purchase shares of our common stock at $19.88 per share (which vest on April 1, 2011), 60,568 shares of restricted stock, and restricted share units representing the right to receive 3,019 shares of our common stock (which vest on April 1, 2011).

Changes in Control

        On June 6, 2010, we entered into a definitive merger agreement with Grifols under which Grifols will acquire, through merger transactions, all of our common stock. On February 14, 2011, we held a special meeting at which a majority of our stockholders approved the adoption of the Agreement and Plan of Merger, dated as of June 6, 2010, among Grifols and Talecris Biotherapeutics Inc. The completion of the transaction is subject to obtaining certain regulatory approvals and other customary conditions.

Certain Relationships and Related Person Transactions

        We have engaged in the following transactions with our directors, executive officers and holders of more than 5% of our voting securities on an as converted to common stock basis, and affiliates of our directors, executive officers and holders of more than 5% of our voting securities during the last fiscal year. We believe that all of these transactions were on terms as favorable as could have been obtained from unrelated third parties.

        In accordance with the terms of our Policy on Related Party Transactions, which was adopted by our Chief Executive Officer and amended by our board of directors on August 7, 2009, it is the responsibility of the audit committee of our board of directors to review and approve, in advance, the terms and conditions of all related person transactions that are required to be disclosed pursuant to Item 404 of Regulation S-K promulgated by the Securities and Exchange Commission.

        In considering the approval of a related person transaction, the details of the transaction must be discussed with the audit committee, including the identification of the related person, the related person's relationship with us, and the nature and the amount of the transaction, evidence to support the arms' length nature of the transaction, including terms and manner of settlement, and the anticipated impact on the financial statements and disclosures. In considering the approval of a related person transaction, a legitimate business case must be developed, including the arm's length nature of the transaction and the disclosure implication of such transaction. Related person transactions to which this policy applies includes, among others, any transaction to which we may be party with any of our directors, executive officers or 5% stockholders or their respective immediate family members. The policy also applies to any transaction to which we may be a party with any of our employees, in which case the Chief Executive Officer has the authority to approve such related person transactions involving employees other than our executive officers or directors. Certain related person transactions that need not be disclosed under Item 404, including transactions where the aggregate amount involved does not exceed $120,000, may be pre-approved or ratified by our audit committee. Responsibility for compensation of executive officers and directors is vested in the compensation committee rather than the audit committee. Other transactions, including loans to executive officers and split dollar life insurance with officers, are prohibited under the policy.

Stockholders Agreements

Agreement with Talecris Holdings, LLC and Certain Executive Officers and Directors

        On December 7, 2006, we entered into a stockholders agreement with Talecris Holdings, LLC and Lawrence D. Stern, our Chairman and Chief Executive Officer (then our Executive Chairman), who had received a grant of 360,000 unrestricted shares of our common stock under our 2006 Restricted Stock Plan. Since that time, each of Joel E. Abelson, James R. Engle, John F. Gaither, Jr., John M. Hanson, Kari D. Heerdt, Mary J. Kuhn, Thomas J. Lynch, Daniel L. Menichella, Bruce Nogales, John R. Perkins and Stephen R. Petteway, as well as our directors Paul N. Clark, James T. Lenehan, Kenneth J. Martin, and Ruedi E. Waeger have also become a party to this agreement in connection with the issuance by us of unrestricted shares of our common stock to them upon the vesting of restricted share awards. The stockholders agreement provides for limited market stand-offs during the two-year period following our initial public offering and further provides for confidentiality and indemnification obligations. Certain other provisions of the agreement were terminated in connection with our initial public offering.

Agreement with Talecris Holdings, LLC and Bayer

        On March 31, 2005, we entered into a stockholders agreement with Talecris Holdings, LLC and Bayer Healthcare, LLC and certain affiliates of Bayer Healthcare, LLC (collectively, "Bayer"). The stockholders agreement provided our stockholders who were party thereto with certain rights with respect to the approval of certain matters and the designation of nominees to serve on our board of directors, as well as registration rights for our securities that they own. Because Bayer disposed of its equity interest in our company, this agreement is effectively of no further force or effect with respect to Bayer.

Restrictions upon Affiliate Transactions and Certain Payments

        The stockholders agreement imposes certain limitations upon transactions that we may enter into with Cerberus or Ampersand or their respective affiliates if any such transaction exceeds $1 million or $10 million and does not receive approval by a disinterested majority of our board of directors or if a fairness opinion is not provided by a nationally recognized investment banking or appraisal firm, respectively. There are various exceptions provided for transactions contemplated explicitly under the agreement itself, the payment of management fees and other excluded transactions.

Registration Rights

        Demand Rights.    Under the stockholders agreement as currently in effect, Talecris Holdings, LLC holds registration rights that allow it at any time after six months following the consummation of our initial public offering in October 2009 (but not within 180 days after the consummation of any other public offering) to request that we register the resale under the Securities Act of 1933 (the "Securities Act"), of all or any portion of the shares of our common stock that they own. Talecris Holdings, LLC is entitled to an unlimited number of such demand registrations. We are not required to maintain the effectiveness of any resale registration statement for more than 210 days (of which the effectiveness of the registration statement may be suspended pursuant to a stop order or the like for up to 30 days). We are also not required to effect any demand registration within 30 days prior to the filing of, or during the 180 days following the effectiveness of, a registration statement for which Talecris Holdings, LLC holds "piggyback" registration rights (as described below) and are given the opportunity to sell shares pursuant to such registration statement. We may refuse a request for demand registration if, in our reasonable judgment, it is not feasible for us to proceed with the registration because of the existence of any acquisition, disposition or other material transaction or financing activity involving us, or because of the unavailability of audited financial statements or our possession of material information that it would not be in our best interests to disclose in a registration statement, provided that such refusal only results in one 180 day delay to the registration and only occurs one time per any twelve month period.

        Piggyback Rights.    Talecris Holdings, LLC also holds "piggyback" registration rights exercisable at any time commencing six months following our initial public offering that allow it to include the shares of our stock that it owns in any public offering of equity securities initiated by us (other than those public offerings pursuant to registration statements on forms that do not permit registration for resale by them) or by any of our other holders of equity securities that have registration rights. These "piggyback" registration rights are subject to proportional cutbacks based on the manner of such offering and the identity of the party initiating such offering.

        Indemnification; Expenses.    We have agreed to indemnify Talecris Holdings, LLC against any losses or damages resulting from any untrue statement or omission of material fact in any registration statement or prospectus pursuant to which it sells our shares, unless such liability arose from such principal's misstatement or omission, and each such stockholder has agreed to indemnify us against all losses caused by its misstatements or omissions. We will pay all expenses incidental to our performance under the stockholders' agreement, and Talecris Holdings, LLC will pay its respective portion of all underwriting discounts, commissions and transfer taxes relating to the sale of its shares under the stockholders agreement.

Transactions with Centric Health Resources

        Our investment in Centric Health Resources (hereinafter referred to as "Centric") is accounted for using the equity method of accounting based on the assessment that our 30% interest (at December 31, 2010) allows us to exercise significant influence but not control. Under the equity method, our investment, originally recorded at cost, is adjusted to recognize our share of net earnings or losses of Centric as they occur. Our recognition of losses is limited to the extent of our investment in, advances to, and commitments for the investment.

        Centric provides services in the management of our Prolastin Direct and Gamunex Direct programs. In this capacity, Centric provides warehousing, order fulfillment, distribution, home infusion and customer relationship services for us primarily related to our U.S. sales of Prolastin A1PI. Centric maintains inventory on our behalf which they utilize to fill customer orders. Centric also provides services to us in collecting accounts receivable for sales made under the Prolastin Direct and Gamunex Direct programs. We provide Centric a fee for each unit of product provided to patients, which escalates with volume. Fees paid to Centric are predominantly recorded within cost of goods sold. At December 31, 2010, we had $6.4 million payable to Centric for services rendered. The following table summarizes our transactions with Centric:

Year Ended December 31, 2010 (in thousands)
Equity in earnings of affiliate	$991
Dividends declared and paid	$0
Fees for services	$22,900

Family Relationships; Legal Proceedings

        There are no family relationships among any of the company's directors or executive officers. None of our directors or executive officers, or an associate of such individual, are involved in a material legal proceeding adverse to us or any of our subsidiaries.

 Section 16(a) Beneficial Ownership Reporting Compliance

        Under Section 16(a) of the Exchange Act and Securities and Exchange Commission rules, the company's directors, executive officers and beneficial owners of more than 10% of any class of equity security are required to file periodic reports of their ownership, and changes in that ownership, with the Securities and Exchange Commission. Based solely on its review of copies of these reports and representations of such reporting persons, the company believes that during fiscal year 2010, such filing requirements were satisfied, except that officers Mr. Lynch and Ms. Heerdt each filed one Form 4 report late due to administrative error. Ms. Heerdt's subject filing was filed one day late and a report by Mr. Lynch was amended ten days after the initial filing to report the correct number of disposed shares.

Audit Committee Report

        Management is responsible for the preparation, presentation and integrity of the company's consolidated financial statements and the company's internal control over financial reporting. The independent registered public accounting firm of PricewaterhouseCoopers LLP (PwC) is responsible for performing an independent audit of the company's consolidated financial statements and internal control over financial reporting. Under the guidance of a written charter adopted by the board of directors, the purpose of the audit committee is to oversee the accounting and financial reporting processes of the company and audits of its financial statements and internal control over financial reporting. The responsibilities of the audit committee include appointing and providing for the compensation of the registered public accounting firm.

        In this context, the audit committee reports as follows:

  1.
  The audit committee has reviewed and discussed with management the company's internal control over financial reporting and the company's audited financial statements for the year ended December 31, 2010;

  2.
  The audit committee has discussed with representatives of PwC the matters required to be discussed by Statement on Auditing Standards No. 61 (A1CPA, Professional Standards, Vol. 1, AU Section 380) as adopted by the Public Company Accounting Oversight Board in Rule 3200T;

  3.
  The audit committee also has received and reviewed the written disclosures and the letter from PwC required by applicable requirements of the Public Company Accounting Oversight Board regarding PwC's communications with the Audit Committee concerning independence, and has discussed with PwC its independence;

  4.
  The audit committee also has considered whether the provision by PwC of non-audit services to Talecris is compatible with maintaining PwC's independence; and

  5.
  Instructed the registered public accounting firm that the audit committee expects to be advised if there are any subjects that require special attention.

        Based on the review and discussions referred to above, the audit committee recommended to the board of directors that Talecris's audited financial statements and Management's Report on Internal Control over Financial Reporting referred to above be included in Talecris's Annual Report on Form 10-K for the fiscal year ended December 31, 2010 for filing with the Securities and Exchange Commission.

Audit Committee Paul N. Clark Kenneth J. Martin Dean J. Mitchell

Audit and Non-Audit Fees

        The table set forth below lists the fees billed to the company by PwC for audit services rendered in connection with the audits of our consolidated financial statements for the years ended December 31, 2010 and 2009, and fees billed for other services rendered by PwC during these periods.

	2010	2009
	(in thousands)
(1) Audit Fees	$1,806	$1,748
(2) Audit-Related Fees	$625	$66
(3) Tax Fees	$216	$140
(4) All Other Fees	$11	$5

Total	$2,658	$1,959

        (1)   Audit Fees include fees for services performed by PwC relating to the integrated audit of the consolidated annual financial statements, the review of financial statements included in the company's quarterly reports on Form 10-Q and statutory and regulatory filings or engagements.

        (2)   Audit-Related Fees include fees for assurance and related services performed by PwC related to the performance of the audit or review of the financial statements, including first-time review fees related to compliance with Sarbanes-Oxley Section 404, employee benefit plan audits, accounting consultations and reviews, due diligence services and other assurance services.

        (3)   Tax Fees include fees for services performed by PwC tax compliance, tax advice, and tax planning. Of these amounts, approximately $92,000 in 2010 and $73,000 in 2009 were related to tax compliance services, including transfer pricing support, income tax return preparation or review and VAT compliance. Fees for tax consulting services of approximately $124,000 in 2010 and $67,000 in 2009 were related to international, Federal, state and local tax planning, assistance with tax audits and appeals and other tax consultations.

        (4)   All Other Fees include fees for all other services performed by PwC, including software license fees for certain accounting research software.

Pre-approval of Audit and Permissible Non-Audit Services

        The audit committee must pre-approve the engagement of the independent registered public accounting firm to audit the company's consolidated financial statements. Prior to the engagement, the audit committee reviews and approves a list of services, including estimated fees, expected to be rendered during that year by the independent registered public accounting firm. Reports on projects and services are presented to the audit committee on a regular basis.

        The audit committee has established a pre-approval policy for all auditing services and permitted non-audit services, other than specified prohibited non-auditing services, to be performed for the company by its independent auditor, subject to a de minimis exception for non-audit services. Any such de minimis non-audit services not pre-approved by the audit committee must be approved by the audit committee prior to the completion of the audit. The audit committee is permitted to form and delegate authority, including the authority to grant pre-approvals of audit and permitted non-audit services, to subcommittees consisting of one or more members, provided that decisions of such subcommittee to grant pre-approvals are presented to the full audit committee at its next scheduled meeting.

        All audit, audit-related, tax and other services provided by PwC in 2010 were pre-approved by the audit committee in accordance with its pre-approval policy.

 Proposal 2—Ratification of Independent Registered Public Accounting Firm

        In accordance with its charter, the audit committee of the board of directors has appointed PricewaterhouseCoopers LLP as the independent registered public accounting firm for the company in 2011. The audit committee requests that the stockholders ratify the appointment. PwC served as the independent registered public accounting firm for the company in 2010. If the stockholders do not ratify the appointment of PwC, the audit committee will consider the selection of another independent registered public accounting firm for 2011 and future years.

        Before selecting PwC, the audit committee carefully considered PwC's qualifications as an independent registered public accounting firm. This included a review of its performance in prior years as well as its reputation for integrity and competence in the fields of accounting and auditing. The audit committee's review also included matters required to be considered under rules of the Securities and Exchange Commission on auditor independence, including the nature and extent of non-audit services, to ensure that the provision of such services will not impair the independence of the auditors. The audit committee expressed its satisfaction with PwC in all of these respects.

        One or more representatives of PwC will be present at the Annual Meeting to respond to appropriate questions and to make a statement if they so desire.

        The persons named as proxies intend to vote the shares represented by proxy in favor of the ratification of the appointment of PwC as the company's independent registered public accounting firm, except to the extent a stockholder specifies a contrary vote.

        THE BOARD OF DIRECTORS, UPON THE RECOMMENDATION OF THE AUDIT COMMITTEE, RECOMMENDS A VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF PWC AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE COMPANY IN 2011. PROXIES SOLICITED BY THE BOARD WILL BE VOTED "FOR" RATIFICATION OF PWC AS THE COMPANY'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM UNLESS STOCKHOLDERS SPECIFY A CONTRARY VOTE.

        Approval of this proposal requires an affirmative vote by a majority of the votes present and entitled to vote at the meeting on the proposal.

Proposal 3—Advisory Vote on Executive Compensation

        In accordance with Section 951 of the Dodd-Frank Wall Street Reform and Consumer Protection Act, we are providing the company's stockholders the opportunity to vote on a non-binding, advisory resolution to approve the compensation of our named executive officers, which is described in the section titled "Compensation Discussion and Analysis" in this Proxy Statement. Accordingly, the following resolution will be submitted for a stockholder vote at the Annual Meeting:

        "RESOLVED, that the stockholders of Talecris Biotherapeutics Holdings Corp. (the "company") approve, on an advisory basis, the overall compensation of the company's named executive officers, as described in the Compensation Discussion and Analysis section set forth in the Proxy Statement for this Annual Meeting."

        As described in the section titled "Compensation Discussion and Analysis," our executive compensation program is designed to provide a competitive level of compensation necessary to attract, motivate and retain talented and experienced executives and to motivate them to achieve short-term and long-term corporate goals that enhance stockholder value. In order to align executive pay with both the company's financial performance and the creation of sustainable stockholder value, a significant portion of compensation paid to our named executive officers is allocated to performance-based, short- and long-term incentive programs to make executive pay dependent on the company's performance (or "at-risk"). In addition, as an executive officer's responsibility and ability to affect the financial results of the company increases, the portion of his or her total compensation deemed "at-risk" increases while base salary decreases. Stockholders are urged to read the Compensation Discussion and Analysis section of this Proxy Statement which more thoroughly discusses how our compensation policies and procedures implement our compensation philosophy. The compensation committee and the board of directors believe that these policies and procedures are effective in implementing our compensation philosophy and in achieving its goals.

        This vote is merely advisory and will not be binding upon the company or the board of directors. However, the board of directors values constructive dialogue on executive compensation and other important governance topics with the company's stockholders and encourages all stockholders to vote their shares on this matter.

        THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS THAT STOCKHOLDERS VOTE TO APPROVE THE OVERALL COMPENSATION OF THE COMPANY'S NAMED EXECUTIVE OFFICERS BY VOTING "FOR" THIS RESOLUTION. PROXIES SOLICITED BY THE BOARD WILL BE VOTED "FOR" THIS RESOLUTION.

        Approval of this resolution requires an affirmative vote by a majority of the votes present and entitled to vote at the meeting on the proposal.

        While this vote is required by law, it will neither be binding on the company or the board of directors, nor will it create or imply any change in the fiduciary duties of, or impose any additional fiduciary duty on, the company or the board of directors. However, the compensation committee will take into account the outcome of the vote when considering future executive compensation decisions.

Proposal 4—Frequency of Advisory Vote on Executive Compensation

        In accordance with Section 951 of the Dodd-Frank Wall Street Reform and Consumer Protection Act, we are providing the company's stockholders the opportunity to cast an advisory vote on whether a non-binding stockholder resolution to approve the compensation of the company's name executive officers should occur every one, two or three years. The board of directors recommends that stockholders vote to hold an advisory vote on executive compensation every three calendar years, or a triennial vote.

        The board of directors believes that a triennial vote complements our goal to create a compensation program that enhances long-term stockholder value. As described in the section titled "Compensation Discussion and Analysis," our executive compensation program is designed to motivate executives to achieve short-term and long-term corporate goals that enhance stockholder value. To facilitate the creation of long-term, sustainable stockholder value, certain of our compensation awards are contingent upon successful completion of multi-year performance and service periods. A triennial vote will provide stockholders the ability to evaluate our compensation program over a time period similar to the periods associated with our compensation awards, allowing them to compare the company's compensation program to the long-term performance of the company.

        The compensation committee would similarly benefit from this longer time period between advisory votes. Three years will give the compensation committee sufficient time to fully analyze the company's compensation program (as compared to the company's performance over that same period) and to implement necessary changes. In addition, this period will provide the time necessary for implemented changes to take effect and the effectiveness of such changes to be properly assessed. The greater time period between votes will also allow the compensation committee to consider various factors that impact the company's financial performance, stockholder sentiments and executive pay on a long-term basis. The board of directors believes anything less than a triennial vote will yield a short-term mindset and detract from the long-term interests and goals of the company.

        THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS THAT AN ADVISORY VOTE ON THE COMPENSATION OF THE COMPANY'S NAMED EXECUTIVE OFFICERS BE INCLUDED IN THE COMPANY'S PROXY STATEMENT EVERY THREE CALENDAR YEARS. PROXIES SOLICITED BY THE BOARD WILL BE VOTED IN FAVOR OF INCLUDING AN ADVISORY VOTE ON EXECUTIVE COMPENSATION IN THE COMPANY'S PROXY STATEMENT EVERY THREE CALENDAR YEARS.

        Generally, approval of any matter presented to stockholders requires an affirmative vote by a majority of the votes present and entitled to vote at the meeting on the proposal. However, because this vote is advisory and non-binding, if none of the frequency options receive a majority of the votes cast, the option receiving the greatest number of votes will be considered the frequency recommended by the company's stockholders. Even though this vote will neither be binding on the company or the board of directors nor will it create or imply any change in the fiduciary duties of, or impose any additional fiduciary duty on, the company or the board of directors, the board of directors will take into account the outcome of this vote in making a determination on the frequency at which advisory votes on executive compensation will be included in the company's proxy statement.

Other Information

Form 10-K

        The company will mail without charge to any stockholder upon written request, a copy of the company's Annual Report on Form 10-K for the year ended 2010 including the audited financial statements, financial statement schedule and a list of exhibits. Requests should be sent to: Secretary, Talecris Biotherapeutics Holdings Corp., 4101 Research Commons, 79 T.W. Alexander Drive, Research Triangle Park, North Carolina 27709.

Attending the Annual Meeting

        The 2011 Annual Meeting of Stockholders will take place at the Rizzo Conference Center, 150 DuBose House Lane, Chapel Hill, North Carolina 27517, on Tuesday, May 3, 2011 at 9:00 a.m., Eastern Time. The Rizzo Conference Center is located in the Meadowmont Village community of Chapel Hill, North Carolina off of Meadowmont Lane on DuBose House Lane. If you have other questions about attending the Annual Meeting, please contact Talecris Investor Relations by phone at (919) 316-2300 or email at investor.relations@talecris.com.

        Admittance to the meeting will be limited to stockholders eligible to vote or their authorized representatives. If you plan to attend the Annual Meeting, simply indicate your intention by marking the designated box on the proxy card or by following the instructions provided when you vote by Internet or telephone. Stockholders who wish to attend the Annual Meeting, but do not wish to vote by proxy prior to the meeting, may register at the door. If you hold shares through a broker, bank or other nominee, your name will not appear on the list of registered stockholders and you will be admitted only after showing proof of ownership, such as your most recent account statement or a letter from your broker or bank.

Stockholder Proposals for the 2012 Annual Meeting

        The company's Bylaws provide that advance notice of a stockholder's proposal must be delivered to the Secretary of the company at the company's principal executive offices not less than ninety (90) days nor more than one hundred twenty (120) days prior to the one-year anniversary of the preceding year's annual meeting; provided, however, that if the date of the annual meeting is more than thirty (30) days before or more than sixty (60) days after such anniversary date, notice by the stockholder to be timely must be so delivered, or mailed and received, not later than the ninetieth (90th) day prior to such annual meeting, or, if such meeting is announced later than the ninetieth (90th) day prior to the date of such meeting, the tenth (10th) day following the day on which public disclosure of the date of such annual meeting was first made.

        Other than a proposal made pursuant to Rule 14a-8, each stockholder making a proposal must provide, (A) the name and address of such person (including, if applicable, the name and address that appear on the company's books and records); and (B) the class or series and number of shares of the company that are, directly or indirectly, owned of record or beneficially owned (within the meaning of Rule 13d-3 under the Exchange Act) by such person, except that such person shall in all events be deemed to beneficially own any shares of any class or series of the company as to which such person has a right to acquire beneficial ownership at any time in the future. In addition, each person must provide information relating to their derivative and short positions in the company's securities, as set out in the company's Bylaws.

        Other than with respect to a proposal made pursuant to Rule 14a-8, as to each item of business that the stockholder proposes to bring before the annual meeting, (A) a reasonably brief description of the business desired to be brought before the annual meeting, the reasons for conducting such business at the annual meeting and any material interest in such business of the stockholder, (B) the text of the proposal or business (including the text of any resolutions proposed for consideration), and (C) a reasonably detailed description of all agreements, arrangements and understandings (x) between or among any of the proposing stockholders or (y) between or among any proposing stockholder and any other record or beneficial holder of the shares of any class or series of the company (including their names) in connection with the proposal of such business by such stockholder.

        A copy of the full text of the provisions of the company's Bylaws dealing with stockholder proposals is available to stockholders from the Secretary of the company upon written request and on our website at www.talecris.com under "Investor Relations—Corporate Governance—Highlights." For business or nominations intended to be brought to the 2012 Annual Meeting of Stockholders, the notice deadline is February 3, 2012. Stockholder proposals or director nominations submitted after this date may not be presented at the 2012 Annual Meeting of Stockholders.

        Under the rules of the Securities and Exchange Commission, stockholders who wish to submit proposals for inclusion in the Proxy Statement of the board of directors for the 2012 Annual Meeting of Stockholders must submit such proposals to the company by December 2, 2011. Please address such proposals to: Secretary, Talecris Biotherapeutics Holdings Corp., 4101 Research Commons, 79 T.W. Alexander Drive, Research Triangle Park, North Carolina 27709.

Cost of Proxy Solicitation

        The company will pay all of the costs of soliciting proxies. In addition to solicitation by mail, officers, directors and employees of the company may solicit proxies personally, or by telephone, without receiving additional compensation. The company, if requested, will pay brokers, banks and other fiduciaries who hold shares of common stock for beneficial owners for their reasonable out-of-pocket expenses of forwarding these materials to stockholders.

Committee Reports

        The information set forth in the Audit Committee Report on page 54 and the Compensation Committee Report on page 15 shall not be deemed to be soliciting material or to be filed with the Securities and Exchange Commission, or to the liabilities of section 18 of the Exchange Act, except to the extent that the company specifically requests that the information be treated as soliciting material or specifically incorporates it by reference into a document filed under the Securities Act or the Exchange Act. Such information will not be deemed to be incorporated by reference into any filing under the Securities Act or the Exchange Act, except to the extent that the company specifically incorporates it by reference.

Other Business; Results of Balloting

        As of the time of preparation of this Proxy Statement, neither the board of directors nor management intends to bring before the meeting any business other than the matters referred to in the Notice of Annual Meeting and this Proxy Statement. If any other business should properly come before the meeting, or any adjournment thereof, the persons named in the proxy will vote on such matters according to their best judgment. As of the time of preparation of this Proxy Statement, our Secretary has not received timely and proper notice from any stockholder of any other matter to be presented at the meeting. The final results of the balloting at the 2011 Annual Meeting will appear in the Company's Current Report on Form 8-K within four business days of the meeting.

YOUR VOTE IS IMPORTANT!

        You are cordially invited to attend the Annual Meeting. However, to ensure that your shares are represented at the meeting, please submit your proxy or voting instructions (1) over the Internet, (2) by telephone or (3) by mail. Please see the instructions on the proxy and voting instruction card. Submitting a proxy or voting instructions will not prevent you from attending the Annual Meeting and voting in person, if you so desire, but will help the company secure a quorum and reduce the expense of additional proxy solicitation.

0 --------------- . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . ---------------- 14475 TALECRIS BIOTHERAPEUTICS HOLDINGS CORP. Proxy Solicited by the Board of Directors for the Annual Meeting of Stockholders to be Held May 3, 2011 As an alternative to completing this form, you may enter your vote instruction by telephone at 1-800-PROXIES, or via the Internet at WWW.VOTEPROXY.COM and follow the simple instructions. Use the Company Number and Account Number shown on your proxy card. The undersigned hereby appoints John M. Hanson and John F. Gaither, Jr. or any one of them with full power of substitution, proxies to vote at the Annual Meeting of Stockholders of Talecris Biotherapeutics Holdings Corp. (hereinafter referred to as the "company") to be held on Tuesday, May 3, 2011 at the Rizzo Conference Center, 150 DuBose House Lane, Chapel Hill, North Carolina 27517, at 9:00 a.m. local time, and at any adjournment thereof, hereby revoking any proxies heretofore given, to vote all shares of common stock of the company held or owned by the undersigned as directed on the reverse side of this proxy card, and in their discretion upon such other matters as may come before the meeting. (Continued and to be signed on the reverse side.)

Signature of Stockholder Date: Signature of Stockholder Date: Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person. To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. 1. To elect as Class II directors, to hold office until the 2014 Annual Meeting of Stockholders and until their successors are elected and qualified, the nominees listed below: O W. Brett Ingersoll O Lawrence D. Stern O Ruedi E. Waeger 2. To ratify the appointment of PricewaterhouseCoopers LLP as the company's registered public accounting firm for the fiscal year ending December 31, 2011. 3. To consider and approve an advisory resolution regarding the compensation of the company's named executive officers. 4. To consider and act upon an advisory vote on the frequency of holding an advisory vote on executive compensation. This proxy, when properly executed, will be voted in the manner directed herein. WHEN NO CHOICE IS INDICATED, THIS PROXY WILL BE VOTED FOR THE PROPOSALS AS RECOMMENDED BY THE BOARD OF DIRECTORS. This proxy may be revoked by the undersigned at any time, prior to the time it is voted by any of the means described in the accompanying proxy statement. PLEASE COMPLETE, DATE AND SIGN THIS PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE. FOR AGAINST ABSTAIN FOR ALL NOMINEES WITHHOLD AUTHORITY FOR ALL NOMINEES FOR ALL EXCEPT (See instructions below) INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: JOHN SMITH 1234 MAIN STREET APT. 203 NEW YORK, NY 10038 NOMINEES: ANNUAL MEETING OF STOCKHOLDERS OF TALECRIS BIOTHERAPEUTICS HOLDINGS CORP. May 3, 2011 INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions. Have your proxy card available when you access the web page, and use the Company Number and Account Number shown on your proxy card. TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call and use the Company Number and Account Number shown on your proxy card. Vote online/phone until 11:59 PM EST the day before the meeting. MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible. IN PERSON - You may vote your shares in person by attending the Annual Meeting. PROXY VOTING INSTRUCTIONS Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet. The board of directors recommends that you vote FOR items 1, 2 and 3 The board of directors recommends that you vote FOR a three calendar year frequency: PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x --------------- ---------------- 20330304000000000000 5 050311 COMPANY NUMBER ACCOUNT NUMBER NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL: The Notice of Meeting, proxy statement and proxy card are available at http://www.amstock.com/ProxyServices/ViewMaterial.asp?CoNumber=16267 2 years 3 years ABSTAIN 1 year

ANNUAL MEETING OF STOCKHOLDERS OF TALECRIS BIOTHERAPEUTICS HOLDINGS CORP. May 3, 2011 NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL: The Notice of Meeting, proxy statement and proxy card are available at http://www.amstock.com/ProxyServices/ViewMaterial.asp?CoNumber=16267 Please sign, date and mail your proxy card in the envelope provided as soon as possible. Signature of Stockholder Date: Signature of Stockholder Date: Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person. To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. 1. To elect as Class II directors, to hold office until the 2014 Annual Meeting of Stockholders and until their successors are elected and qualified, the nominees listed below: O W. Brett Ingersoll O Lawrence D. Stern O Ruedi E. Waeger 2. To ratify the appointment of PricewaterhouseCoopers LLP as the company's registered public accounting firm for the fiscal year ending December 31, 2011. 3. To consider and approve an advisory resolution regarding the compensation of the company's named executive officers. 4. To consider and act upon an advisory vote on the frequency of holding an advisory vote on executive compensation. This proxy, when properly executed, will be voted in the manner directed herein. WHEN NO CHOICE IS INDICATED, THIS PROXY WILL BE VOTED FOR THE PROPOSALS AS RECOMMENDED BY THE BOARD OF DIRECTORS. This proxy may be revoked by the undersigned at any time, prior to the time it is voted by any of the means described in the accompanying proxy statement. PLEASE COMPLETE, DATE AND SIGN THIS PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE. FOR AGAINST ABSTAIN FOR ALL NOMINEES WITHHOLD AUTHORITY FOR ALL NOMINEES FOR ALL EXCEPT (See instructions below) INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: NOMINEES: The board of directors recommends that you vote FOR items 1, 2 and 3 The board of directors recommends that you vote FOR a three calendar year frequency: PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x Please detach along perforated line and mail in the envelope provided. --------------- ---------------- 20330304000000000000 5 050311 2 years 3 years ABSTAIN 1 year

QuickLinks

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 3, 2011
Proposal 1—Election of Directors Board of Directors
Corporate Governance
Communications with Directors
Compensation Committee Interlocks and Insider Participation
Compensation Committee Report
Compensation Discussion & Analysis
Executive Compensation
2010 Summary Compensation Table
All Other Compensation—Fiscal Year 2010
Grants Of Plan Based Awards—Fiscal Year 2010
Outstanding Equity Awards At 2010 Fiscal Year End
Option Exercises And Stock Vested—Fiscal Year 2010
Non-Qualified Deferred Compensation—Fiscal Year 2010
Director Compensation—Fiscal Year 2010
Security Ownership of Certain Beneficial Holders and Management
Changes in Control
Certain Relationships and Related Person Transactions
Section 16(a) Beneficial Ownership Reporting Compliance
Audit Committee Report
Proposal 2—Ratification of Independent Registered Public Accounting Firm
Proposal 3—Advisory Vote on Executive Compensation
Proposal 4—Frequency of Advisory Vote on Executive Compensation
Other Information
YOUR VOTE IS IMPORTANT!